Exhibit 2.6

Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that we may request, pursuant to applicable rules, confidential treatment for any schedule or exhibit so furnished.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

BETWEEN

TEVA PHARMACEUTICAL INDUSTRIES LTD.

AND

DR. REDDY’S LABORATORIES S.A.

DATED AS OF

JUNE 10, 2016

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

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[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

Exhibit A	Assignment and Assumption Agreement
Exhibit B	Bill of Sale
Exhibit C	Products
Exhibit D	Supply Agreement
Exhibit E	Individual Product Prices
Exhibit F	Equipment Bill of Sale

Appendix I	Proposed Order/Final Order

Appendix II	Provisions from Order

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[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of June 10, 2016 (the “Effective Date”), is made by and between Dr. Reddy’s Laboratories S.A., a company organized under the laws of Switzerland (“Buyer”), and Teva Pharmaceutical Industries Ltd., an Israeli corporation, acting directly or through its Affiliates (“Seller”).

WHEREAS, the FTC staff has raised the concern that the proposed acquisition (the “Proposed Allergan Transaction”) of certain businesses and assets of Allergan plc (“Allergan”) by Seller, pursuant to the Allergan Agreement, is likely to produce anticompetitive effects in the alleged relevant product market(s) in the United States for the generic pharmaceutical products listed on Exhibit C (as such products are more specifically identified in this Agreement), which would not be in the public interest, including, but not limited to, by eliminating competition between Seller and Allergan;

WHEREAS, in order to resolve the concerns raised by the FTC staff in these alleged product markets in the United States, Seller has agreed to enter into this Agreement with Buyer to divest certain assets related to these products to Buyer, and to permit Buyer to replace the lost competition by manufacturing, marketing and selling the generic products referred to above into the respective alleged product markets;

WHEREAS, the FTC has or is about to issue an Order governing the scope, nature, extent and requirements of this Agreement;

WHEREAS, Seller and/or its Affiliates sells the Products (as defined herein) commercially and/or has a Product ANDA (as defined herein) filed with the FDA with respect to the Products;

WHEREAS, upon and subject to the Allergan Closing, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, certain Transferred Assets (as defined herein) related to the Products within the Territory (as defined herein), all upon the terms and subject to the conditions hereinafter set forth; and

WHEREAS, concurrently with the execution of this Agreement, certain Affiliates of Seller entered into another asset purchase agreement with Buyer related to the Order (the “Other Acquisition Agreement”), pursuant to which such Seller Affiliates have agreed to sell to Buyer, and Buyer has agreed to purchase from such Seller Affiliates, certain Transferred Assets (as defined in the Other Acquisition Agreement) related to the Products (as defined in the Other Acquisition Agreement) within the Territory (as defined in the Other Acquisition Agreement), all upon the terms and conditions set forth therein.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

DEFINITIONS

SECTION 1.1. Definitions

As used in this Agreement, the following terms have the meanings set forth below:

“Affiliate” means any Person that controls, is controlled by, or is under common control with the applicable Person. For purposes of this definition, “control” shall mean: (a) in the case of corporate entities, direct or indirect ownership of more than fifty percent (50%) of the stock or shares entitled to vote for the election of directors, or otherwise having the power to control or direct the affairs of such Person; and (b) in the case of non-corporate entities, direct or indirect ownership of more than fifty percent (50%) of the equity interest or the power to direct the management and policies of such noncorporate entities.

“Agreed Allocation” has the meaning set forth in Section 3.2.

“Agreement” has the meaning set forth in the preamble.

“Allergan” has the meaning set forth in the recitals.

“Allergan Agreement” means the Master Purchase Agreement dated as of July 26, 2015 by and between Allergan and Seller, as it may be amended from time to time.

“Allergan Closing” means the closing of the Proposed Allergan Transaction pursuant to the Allergan Agreement.

“Ancillary Agreements” means the Assignment and Assumption Agreement, the Bill of Sale, the Litigation Cooperation Agreement, the Development Agreement, the Supply Agreement, the Quality Agreement and the Equipment Bill of Sale.

“ANDA” means an Abbreviated New Drug Application as defined in the FFDCA.

“Assigned Contracts” means the following Contracts set forth on Schedule 2.2(a)(vi) hereto, but solely with respect to the applicable Product, or Contracts or arrangements conferring substantially equivalent rights with respect to the applicable Products.

“Assigned Patents” means the patents set forth on Schedule 2.2(a)(v) hereto and any related registrations or applications for registrations thereof.

“Assignment and Assumption Agreement” means an assignment and assumption agreement to be executed and delivered by Buyer and Seller at Closing, substantially in the form of Exhibit A.

“Assumed Liabilities” has the meaning set forth in Section 2.3(a).

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

“Bill of Sale” means a bill of sale to be executed and delivered by Seller to Buyer at Closing, substantially in the form of Exhibit B.

“Business Day” means any day other than a Friday, Saturday, Sunday or other day on which banks in New York City or Israel are permitted or required to close by Law.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnified Parties” has the meaning set forth in Section 12.2.

“Buyer NDC Numbers” has the meaning set forth in Section 8.6.

“Buyer Officer’s Certificate” means a certificate, dated the Closing Date, duly executed by an authorized officer of Buyer, reasonably satisfactory in form to Seller, as to the satisfaction of the conditions set forth in Sections 10.3(a) and (b).

“Buyer Returns” has the meaning set forth in Section 9.1(a).

“Cap” has the meaning set forth in Section 12.4(b).

“[***]” means [***].

“[***] Agreement” means that certain commercial supply agreement to be negotiated by Seller and to be entered into between Seller or its Affiliates, as applicable, and [***] following the date hereof for the supply by [***] or its Affiliates of [***]; provided that the provisions of such agreement that affect Buyer shall be in form and substance reasonably satisfactory to Buyer.

“[***] Liabilities” means the total present value, discounted at [***]% assuming mid-year payments, of the amount by which (a) the annual payments with respect to the purchase of [***] pursuant to and in compliance the [***] Agreement exceeds (b) $[***] per annum over the term of the [***] Agreement.

“Closing” and “Closing Date” have the respective meanings set forth in Section 4.1.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means contracts, leases, licenses, indentures, agreements, purchase orders and all other legally binding arrangements, whether in existence on the date hereof or subsequently entered into, including all amendments thereto.

“Contractual Consents” means consents of the relevant third parties relating to those Contracts listed on Schedule 5.3(c) to the assignment of such Contract or consummation of the transactions contemplated hereby, as applicable.

“Contractual Consent Long-Stop Date” has the meaning set forth in Section 11(a)(iv).

“Customer List” has the meaning set forth in Section 5.10(c) hereof.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

“Customers” means customers that have purchased the Products during the six (6) month period prior to the date hereof.

“Data Room” has the meaning set forth in Section 9.7.

“Deductible” has the meaning set forth in Section 12.4(b).

“Development Agreement” means the Development Agreement to be negotiated in good faith and agreed by Seller and Buyer as promptly as reasonably practicable and in any event within forty five (45) days following the Closing, such Development Agreement to contain, among other things, customary terms and conditions relating to a governance/information sharing mechanism, regulatory/development responsibilities (including compliance with Laws and cGMP), access to facilities, audit of books and records, and ownership of IP/regulatory files.

“Direct Cost” means the cost of (i) direct labor and direct material used and (ii) all other reasonable out-of-pocket expenses, in each case, to provide the relevant assistance or service.

“Disclosing Party” has the meaning set forth in Section 8.3.

“Effective Date” has the meaning set forth in the preamble.

“Encumbrance” means, with respect to any asset, any imperfection of title, mortgage, charge, lien, security interest, easement, right of way, pledge or encumbrance of any nature whatsoever.

“Equipment Bill of Sale” means a bill of sale to be executed and delivered by Seller to Buyer at Closing, substantially in the form of Exhibit F.

“Excluded Assets” has the meaning set forth in Section 2.2(b).

“Excluded Liabilities” has the meaning set forth in Section 2.3(b).

“Exhibits” means, collectively, the Exhibits referred to throughout this Agreement.

“Expiration Date” has the meaning set forth in Section 12.1.

“Failure to Approve Termination Period” means the fourteen (14) day period following Seller obtaining Knowledge of any Failure to Approve.

“FDA” means the U.S. Food and Drug Administration and any successor agency thereto.

“FFDCA” means the Federal Food, Drug, and Cosmetic Act of 1938, as amended.

“Finished Goods” means each of the Products, respectively, packaged, labeled and ready for distribution and sale in finished form.

“FTC” means the U.S. Federal Trade Commission and any successor agency thereto.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

“GAAP” means generally accepted accounting principles in the U.S., consistently applied.

“Governmental Entity” means any nation or government or any court, administrative agency or commission or other governmental authority, body or instrumentality, whether U.S. (federal, state, country, municipal or other) or non-U.S.

“Governmental Rule” means any Law, judgment, order, decree, statute, ordinance, rule or regulation enacted, issued or promulgated by any Governmental Entity.

“Gx NuvaRing” means Ethinyl estradiol/Etonogestrel (generic NuvaRing).

“Indemnified Party” has the meaning set forth in Section 12.3.

“Indemnifying Party” has the meaning set forth in Section 12.5(a).

“Individual Product Price” means the price specified for each Product on Exhibit F.

“Knowledge” of (i) Seller means all such facts, circumstances or other information, of which the individuals listed on Schedule 1.1(a) are actually aware and (ii) Buyer means all such facts, circumstances or other information, of which [***] are actually aware.

“Law” means each federal, state, provincial, municipal, local, or foreign law, statute, ordinance, order, determination, judgment, common law, code, rule, official standard, or regulation, enacted, enforced, entered, promulgated, or issued by any Governmental Entity.

“Liabilities” means any and all debts, liabilities and obligations of any kind, nature, character or description, whether accrued or fixed, absolute or contingent, matured or unmatured, or known or unknown, including those arising under any Governmental Rule or action and those arising under any Contract, arrangement, commitment or undertaking, or otherwise.

“Licenses” has the meaning set forth in Section 2.4(a).

“Litigation Cooperation Agreement” means the Litigation Cooperation Agreement to be negotiated in good faith and agreed by Seller and Buyer between the date hereof and Closing and to be executed and delivered by Seller and Buyer at Closing, such Litigation Cooperation Agreement to contain, among other things, customary terms and conditions relating to general cooperation in respect of litigation matters, the provision by Seller to Buyer of relevant litigation files, background information and fact documents, reasonable access during normal business hours to premises, employees, executives, affiliates and representatives of Seller, the enactment of litigation holds, the maintenance of attorney-client and any other applicable privileges, and the waiver by Seller and its Affiliates of any conflict which would preclude its current counsel in any of the litigations from representing Buyer in such litigation (subject to such counsel’s customary conflicts checks).

“Long-Stop Date” has the meaning set forth in Section 11(a)(iv).

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

“Losses” means any and all damages, losses, Liabilities, claims, judgments, penalties, payments, interest, costs and expenses (including reasonable and documented legal fees, accountants’ fees and expert witnesses’ fees and expenses incurred in investigating and/or prosecuting any claim for indemnification).

“[***] Supply Agreement Liabilities” means any Liabilities pursuant or relating to Section [***] and Schedules [***] of the Manufacture and Supply Agreement dated as of [***] by and between [***] and Teva Pharmaceuticals USA, Inc., as amended from time to time.

“Material Adverse Effect” means an effect which has had or would reasonably be expected to have, a materially adverse effect on the Transferred Assets or Product Technology, taken as a whole, but will not include (a) any adverse change or effect due to changes in conditions generally affecting (i) the healthcare industry or (ii) the United States economy as a whole, or (b) any change or adverse effect caused by, or relating to (i) the commencement, occurrence, continuation, or intensification of any national or international political conditions, including the engagement by the United States or any other country or group in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States or any other country, or any of its territories, possessions, or diplomatic or consular offices or upon any military installation, equipment, or personnel of the United States or any other country or group, (ii) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security or any market index), (iii) any changes in Law or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof, (iv) the occurrence, continuation or intensification of any earthquakes, hurricanes, pandemics, or other natural disasters, or any other force majeure event, whether or not caused by any Person, or any national or international calamity or crisis, (v) compliance with the terms of, or the taking of any action required by, this Agreement or the transactions contemplated hereby (including any action reasonably required by, or condition or other term reasonably imposed by, the FTC in connection with the Order) or (vi) the execution, announcement or pendency of this Agreement and the transactions contemplated by this Agreement; provided, however, that the changes set forth in the foregoing clauses (a)(i), (b)(iii) and (b)(iv) shall be taken into account in determining whether a “Material Adverse Effect” has occurred to the extent (and only to the extent) such changes have a disproportionate impact on the Transferred Assets or the Products, in each case, when compared to similar companies or products in the pharmaceutical industry.

“Medicaid Reimbursements and Rebates” means all discounts, rebates, reimbursements or other payments required by Governmental Rule to be made under Medicaid, Medicare or other governmental special medical assistance programs.

“NDC” means a national drug code as issued by the FDA.

“NDC Numbers” means the NDC Number for each of the Products, respectively.

“NuvaRing Litigation” means the following pending litigation: Merck v. Teva (D. Del 15 cv 806).

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

“NuvaRing Polymers” means [***].

“Order” means the Decision and Order relating to the Products issued by the FTC in the proceeding captioned In the Matter of Teva Pharmaceutical Industries Ltd., a corporation.

“Other Acquisition Agreement” has the meaning set forth in the recitals.

“Permitted Encumbrances” means (a) any minor imperfections of title or similar Encumbrance that do not, and would not reasonably be expected to, individually or in the aggregate, materially impair the value or materially interfere with the use of, the Transferred Assets or the Product Technology, (b) Encumbrances for Taxes that are not yet due and payable, (c) Encumbrances that will be released at Closing and are disclosed on Schedule 1.1(c), (d) statutory Encumbrances arising out of operation of Law with respect to a Liability incurred in the ordinary course of business and which is not delinquent, (e) Encumbrances incurred as a result of any facts or circumstances related to Buyer or its Affiliates and (f) Encumbrances set forth on Schedule 1.1(f).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, Governmental Entity or other entity.

“Product ANDA” means, for each of the Products, respectively, the Abbreviated New Drug Application (as defined in the FFDCA) identified on Exhibit C, and all amendments and supplements thereto, that have been filed with the FDA seeking authorization and approval to manufacture, package, ship, market and sell such Products, as more fully defined in 21 C.F.R. Part 314.

[***]

[***]

“Products” means the Products listed on Exhibit C hereto to be purchased pursuant to this Agreement.

“Product Scientific and Regulatory Material” means all technological, scientific, development, chemical, biological, pharmacological, toxicological, regulatory, clinical trial materials, product safety related information (including periodic safety update reports and adverse event database information), written correspondence with any Governmental Entity and other data, files, records and other information (in any form or medium, wherever located) similar to the foregoing, in each case to the extent solely related to the Products that are owned by Seller and in Seller’s possession or control.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

“Product Technology” means the following information owned by or to the extent licensed to Seller, as in existence and in the possession or control of Seller as of the Closing Date: the manufacturing technology, proprietary or confidential information, processes, techniques, protocols, methods, improvements and know-how that are necessary to manufacture the Products in accordance with the current applicable Product ANDA, as the case may be, including, but not limited to, the manufacturing process approved in the applicable Product ANDAs, specifications and test methods, raw material, packaging, stability and other applicable specifications, manufacturing and packaging instructions, master formula, validation reports to the extent available, stability data, analytical methods, records of complaints, annual product reviews to the extent available, and other master documents necessary for the manufacture, control and release of the Products as conducted by, or on behalf of, Seller or any of its Affiliates before the Effective Date. The Product Technology includes, without limitation, the rights owned or to the extent controlled by Seller under any patent issued in or subject to a pending application in the Territory as of the Closing Date, and any rights under any patent or patent application outside of the Territory solely to the extent necessary to manufacture the Products outside the Territory for importation to and sale in the Territory. For purposes of this definition, Allergan and its Affiliates will not be deemed to be Affiliates of Seller.

“Proposed Allergan Transaction” has the meaning set forth in the recitals.

“Purchase Price” has the meaning set forth in Section 3.1.

“Qsymia Litigation” means the following pending litigation: Vivus v. Teva (D.N.J. 15cv2693).

“Quality Agreement” means the Quality Agreement to be executed by Buyer and Seller pursuant to the Supply Agreement.

“Receiving Party” has the meaning set forth in Section 8.3.

“Regulatory Activities” has the meaning set forth in Section 7.3(b).

“Regulatory Approvals” has the meaning set forth in Section 7.3(b).

“Regulatory Authority” has the meaning set forth in Section 7.3(b).

“Schedules” means, collectively, the Schedules referred to throughout this Agreement.

“Seller” has the meaning set forth in the preamble.

“Seller Group” means Seller and its Affiliates.

“Seller Income Taxes” means any income Tax on the sale consideration received by Seller from Buyer that is imposed on, or incurred by, Seller or any Affiliate of Seller.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

“Seller Indemnified Parties” has the meaning set forth in Section 12.3(a).

“Seller Officer’s Certificate” means a certificate, dated the Closing Date, duly executed by an authorized officer of Seller, reasonably satisfactory in form to Buyer, (a) as to the satisfaction of the conditions set forth in Sections 10.2(a), (b) and (c), and (b) [***].

“Seller Payments” has the meaning set forth in Section 9.1(c).

“Seller’s Taxes” means all (i) Taxes arising out of, relating to or otherwise in respect of the Transferred Assets that are attributable to taxable periods, or portions thereof, ending on or prior to the Closing Date; and (ii) Taxes imposed on, or incurred by, Seller or any Affiliate of Seller for which Seller or any Affiliate of Seller is liable that do not arise out of, relate to or otherwise are not in respect of the Transferred Assets.

“Staff Rejection Termination Period” means the fourteen (14) day period immediately following Seller obtaining Knowledge of any Staff Rejection.

“Suboxone Litigation” means the following pending litigation: Reckitt Benckiser v. Teva (D. Del. 14-1451).

“Supply Agreement” means the Supply Agreement to be executed by Seller and Buyer as of the date hereof, in substantially the form attached hereto as Exhibit D.

“Tax(es)” means all Federal, state, local and foreign taxes, customs, duties, governmental fees and assessments, including all interest, penalties and additions with respect thereto.

“Tax Return” means any report, return, election, notice, estimate, declaration, information statement and other forms and documents (including all schedules, exhibits and other attachments thereto) relating to and filed or required to be filed with a taxing authority in connection with any Taxes (including estimated Taxes).

“Territory” means the United States of America and its territories, protectorates and possessions, including Puerto Rico.

“Third Party Claim” has the meaning set forth in Section 12.5(b).

“Transfer Taxes” means transfer, sales, value added, stamp duty and similar Taxes payable in connection with the transactions contemplated hereby, excluding, for the avoidance of doubt, any Income Taxes and any Tax Liability arising to Seller due to any transactions occurring before the Closing Date.

“Transferred Assets” has the meaning set forth in Section 2.2(a).

“Transition” has the meaning set forth in Section 7.8.

“Transition Committee” has the meaning set forth in Section 7.8.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

“U.S.” or “U.S.A.” means the United States of America.

“Zyclara” means Imiquimod 5% Topical Cream.

SECTION 1.2. Interpretation

When used in this Agreement, the words “include”, “includes” and “including” will be deemed to be followed by the words “without limitation.” Any terms defined in the singular will have a comparable meaning when used in the plural, and vice versa. Unless otherwise specifically indicated, references to any statute are as from time to time amended, modified or supplemented and as currently in effect, including by succession of comparable successor statute.

SECTION 1.3. Currency

All currency amounts referred to in this Agreement are in U.S. Dollars, unless otherwise specified.

SECTION 1.4. Incorporation by Reference and Supremacy of FTC Order

(a) Incorporation of FTC Order. The parties hereby agree and acknowledge that the terms and provisions of the Order of the FTC shall govern this Agreement. A copy of the Order proposed as of the date hereof is attached as Appendix I, and upon issuance by the FTC, the final Order shall replace the currently proposed Order as Appendix I attached hereto without any other action by the parties hereto. The terms and provisions of the Order that pertain to this Agreement are hereby deemed incorporated by reference into this Agreement.

(b) Supremacy of FTC Order. To the extent that any term or provision of this Agreement conflicts with any corresponding term or provision of the Order, the parties hereby agree that the terms or provisions of the Order shall control the rights and obligations of the parties.

(c) Publicity of Order. Buyer acknowledges that the Order will be publicly available and will include information regarding the Products, the Buyer and certain information regarding this Agreement and the Ancillary Agreements.

ARTICLE II.

SALE AND PURCHASE OF TRANSFERRED ASSETS

SECTION 2.1. Purchase and Sale

Upon the terms and subject to the conditions of this Agreement, on the Closing Date, Seller will (and, as applicable, will cause its Affiliates to) sell, assign, transfer, convey and deliver to Buyer, and Buyer will purchase, acquire and accept, all right, title and interest, within the Territory, of Seller (and, as applicable, its Affiliates) in, to and under the Transferred Assets free and clear of all Encumbrances other than Permitted Encumbrances.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

SECTION 2.2. Transferred Assets

(a) The term “Transferred Assets” means the following assets of Seller and its Affiliates, as the same exist on the Closing Date that relate solely and exclusively to the Products (and, for the avoidance of doubt, excluding the Excluded Assets):

(i)	the Product ANDAs;

(ii)	any correspondence with the FDA in Seller’s possession or control with respect to the Product ANDAs;

(iii)	annual and periodic reports relating to the Product ANDAs which have been filed by or on behalf of Seller or its Affiliates with the FDA, and adverse event reports pertaining to the Products, in each case as are in Seller’s or its Affiliates’ possession or control;

(iv)	the quantity and delivery terms in all outstanding customer purchase orders for the Products;

(v)	the Product Scientific and Regulatory Material;

(vi)	the Assigned Patents;

(vii)	the Assigned Contracts;

(viii)	the trademark set forth on Schedule 2.2(a)(viii) including the goodwill associated therewith; and

(ix)	any other assets belonging to Seller that are required to be transferred pursuant to the Order.

(b) Seller and Buyer expressly agree and acknowledge that the Transferred Assets will not include any assets of any kind, nature, character or description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise, and wherever situated) that are not expressly included within the definition of Transferred Assets (the “Excluded Assets”). Excluded Assets include, without limitation, any refund of Seller’s Taxes, and all trademarks, and trade names not specifically included in the Transferred Assets and all, brand names, logotypes, symbols, service marks, and trade dress, and any registrations or applications for registrations of any of the foregoing.

(c) Buyer acknowledges and agrees that Seller may retain for archival purposes and for purposes of complying with the Supply Agreement, applicable Law and for legal and regulatory purposes as a seller of pharmaceutical products, one copy of all or any part of the documentation that Seller delivers to Buyer pursuant to Section 2.2(a). The copies will be retained by Seller’s legal counsel and Seller agrees to treat such copies as confidential information (in accordance with Section 8.3 hereof).

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

SECTION 2.3. Assumption of Certain Liabilities and Obligations

(a) Buyer will assume, be responsible for and pay, perform and/or otherwise discharge when due those Liabilities (including any Liabilities arising in respect of Taxes) directly arising out of or in connection with or directly related to (x) the Transferred Assets, the use thereof, or the use of the Product Technology by or on behalf of Buyer or its Affiliates or their respective agents or assignees on or after the Closing Date and (y) the marketing, sale or use of the Products by or on behalf of Buyer or its Affiliates or their respective agents or assignees on or after the Closing Date; provided that, for the avoidance of doubt, such Assumed Liabilities shall exclude the [***] Liabilities, the [***] Supply Agreement Liabilities and Seller’s Taxes, and include: (i) Liabilities arising from the NuvaRing Litigation; (ii) Liabilities arising from the Qsymia Litigation and the Suboxone Litigation; (iii) Liabilities arising from any patent infringement claim or lawsuit brought by any third party, the FDA or any other Governmental Entity, in all cases only to the extent that they relate to Product sold on or after the Closing Date; (iv) Liabilities arising from any FDA or any other Governmental Entity action or notification only to the extent that such Liabilities relate to Product sold by or on behalf of Buyer or its Affiliates; (v) Liabilities arising from any product liability claims relating to Product sold by Buyer or its agents or assignees, except to the extent the Manufacturer (as defined in the Supply Agreement) is liable for such Liabilities pursuant to the Supply Agreement on or after the Closing Date; (vi) Liabilities arising on or after the Closing Date from any plan of Risk Evaluation and Mitigation Strategies to the extent relating to any of the Products sold by Buyer or its Affiliates, or their respective agents or assignees; and (vii) state and federal Medicaid/Medicare rebates and payments, and all credits, chargebacks, rebates, discounts, allowances, incentives and similar payments in connection with Products sold on or after the Closing Date by or on behalf of Buyer or its Affiliates (collectively, the “Assumed Liabilities”).

(b) Except to the extent expressly included in the Assumed Liabilities, Buyer will not assume or be responsible or liable for any Liabilities of Seller or its Affiliates, and shall in no event assume or be responsible or liable for any Liabilities of Seller or its Affiliates, and shall in no event assume or be responsible or liable for any Liabilities arising out of or in connection with or related to (i) the Transferred Assets, the use thereof or the use of the Product Technology by or on behalf of Seller or its Affiliates or their respective agents or assignees prior to the Closing Date, (ii) the marketing, sale or use of the Products by or on behalf of Seller or its Affiliates or their respective agents or assignees prior to the Closing Date or liabilities that were incurred before Closing with respect to the Products, (iii) Seller’s Taxes, (iv) the [***] Liabilities and (iv) the [***] Supply Agreement Liabilities (collectively, the “Excluded Liabilities”).

SECTION 2.4. License to Certain Product Technology

(a) Seller hereby irrevocably grants to Buyer as of the Closing Date (i) a royalty-free exclusive, perpetual license to use the Product Technology that is owned or licensed (to the extent capable of sublicense, provided that Seller does not incur any additional fees payable to third parties with respect to any such sublicense and that Buyer agrees to be bound by the terms required for such sublicense by the third party licensor and to be liable for any breach thereof) by Seller and presently used or held for use solely and specifically for the manufacture of the Products for sale in the Territory and not for other products of Seller or for sale in other

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

territories, to market and sell Products in the Territory, and to manufacture Products for marketing and sale in the Territory, and (ii) a royalty-free, non-exclusive, perpetual license to use the Product Technology that is owned or licensed (to the extent capable of sublicense, provided that Seller does not incur any additional fees payable to third parties with respect to any such sublicense and that Buyer agrees to be bound by the terms required for such sublicense by the third party licensor and to be liable for any breach thereof) by Seller and used or held for use not solely and specifically for the manufacture of the Products, to market and sell Products in the Territory and to manufacture Products for marketing and sale in the Territory (the “Licenses”). Each of the Licenses includes the right to grant sublicenses.

(b) Each party may modify or improve the Product Technology. The party making such modifications or improvements shall own all right, title and interest therein.

SECTION 2.5. Covenant Not to Sue

Each of the Seller and the Buyer hereby covenants that such party and its Affiliates will not bring any suits or claims, or cause or support any licensee or other third party to bring any suits or claims, against the other party or its Affiliates, their manufacturers and importers, or their distributors and customers or their consumers, alleging that the manufacture, use, sale, offer for sale or importation in or for the Territory of the Products, or the equivalent competing products sold by or on behalf of the Seller in or for the Territory, infringes any patent rights or misappropriates any trade secrets owned or controlled by such party or any of its Affiliates.

SECTION 2.6. Nonassignable Assets

(a) Notwithstanding anything in this Agreement to the contrary, to the extent that the transfer or assignment to Buyer of any Transferred Asset is prohibited by any Governmental Rules or would require any authorizations, approvals, consents or waivers, and such authorizations, approvals, consents or waivers shall not have been obtained, neither this Agreement nor any document delivered pursuant hereto shall constitute a sale, assignment or transfer or an attempted assignment or transfer of such Transferred Asset if the applicable authorization, approval, consent or waiver has not been obtained by (or does not remain in full force and effect at) the Closing, unless and until such third party authorization, approval, consent or waiver is obtained, at which time such Transferred Asset shall be assumed and transferred to Buyer in accordance with the terms and conditions hereof.

(b) With respect to any such authorizations, approvals, consents or waivers that are required for Transferred Assets, the parties shall use their respective commercially reasonable efforts, and reasonably cooperate with each other, to obtain promptly such authorizations, approvals, consents or waivers. In the event that any such authorizations, approvals, consents or waivers are not obtained by the Closing Date, the parties shall cooperate with each other in any mutually agreeable, reasonable and lawful arrangements designed to provide to Buyer the benefits of use of such Transferred Assets and to impose upon Buyer the liabilities and obligations of such Transferred Assets as if such Transferred Assets had been conveyed to Buyer at the Closing.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

ARTICLE III.

PURCHASE PRICE

SECTION 3.1. Purchase Price

The purchase price for all of the Transferred Assets will be an amount in cash to be paid on the Closing Date equal to [***] (the “Purchase Price”), payable in accordance with Section 4.2(b).

SECTION 3.2. Allocation of Purchase Price

The Purchase Price will be allocated among the Transferred Assets as of the Closing Date in accordance with applicable Law and as shall be negotiated and agreed in good faith by the parties as promptly as reasonably practicable following the date hereof and in any event prior to the Closing (the “Agreed Allocation”). Each of the parties hereto agrees to report (and to cause its Affiliates to report) the transactions contemplated by this Agreement in a manner consistent with applicable Law and with the terms of this Agreement, including the Agreed Allocation, and agrees not to take any position inconsistent therewith in any Tax Return, including the reports required to be filed under Section 1060 of the Code, in any Tax refund claim, in any litigation or otherwise.

SECTION 3.3. Transfer Taxes

All Transfer Taxes will be borne by Buyer.

SECTION 3.4. Income Taxes

All Seller Income Taxes will be borne by Seller.

SECTION 3.5. Withholding

Notwithstanding anything in this Agreement to the contrary, Buyer shall be entitled at any time to deduct and withhold from any amount otherwise payable pursuant to this Agreement in respect of the transactions contemplated hereunder any amounts such entity is required under applicable Tax Law to deduct and withhold and pay over to the applicable taxing authorities in connection with the payment of the applicable consideration; provided that if Buyer determines that an amount is required to be deducted or withheld, Buyer shall (i) at least five (5) Business Days prior to the payment of such amount, provide the Seller with written notice of its intent to deduct or withhold, (ii) cooperate in good faith will Seller to reduce or eliminate the deduction or withholding of such amount, and (iii) shall provide Seller a reasonable opportunity to provide forms or other documentation that would exempt such amounts from withholding. To the extent that amounts are so withheld, such amounts shall be paid over to the applicable taxing authorities, provided that any withheld amounts shall be treated for all purposes of this Agreement as having been paid to Seller.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

ARTICLE IV.

THE CLOSING

SECTION 4.1. Closing Date

The closing of the (i) sale and transfer of the Transferred Assets and (ii) license of the Product Technology pursuant to Section 2.4 (the “Closing”) will take place at the offices of Seller at 1090 Horsham Road, North Wales, PA 19454, or at another place designated by Seller, on the first Business Day following the date on which all of the conditions to each party’s obligations under Article X have been satisfied or (if permitted) waived, or at such other time, date and/or place as mutually agreed to by the parties hereto (such date of the Closing being hereinafter referred to as the “Closing Date”). The parties will use their commercially reasonable efforts to cause the Closing Date to occur on the same date as the date of the Allergan Closing.

SECTION 4.2. Transactions to Be Effected at the Closing

At the Closing:

(a) Seller will deliver or cause to be delivered to Buyer each of the items referred to in Section 10.2(d), in each case appropriately executed; and

(b) Buyer will deliver or cause to be delivered to Seller (i) each of the items referred to in Section 10.3(d), in each case appropriately executed, and (ii) payment of the Purchase Price by wire transfer in immediately available funds, to an account in the name of Seller designated in writing by Seller to Buyer (such designation to be made at least five (5) Business Days prior to the Closing Date in an invoice for the Purchase Price issued by Seller to Buyer).

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows:

SECTION 5.1. Seller Organization; Good Standing

Seller is a corporation duly organized, validly existing and in good standing under the Laws of Israel. Seller has the requisite power and authority to own and transfer all rights to the Transferred Assets, to license the Product Technology pursuant to Section 2.4 and to carry on its business as currently conducted. Seller is duly qualified to conduct business as a foreign corporation and is in good standing in each jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect. Seller is the Respondent to the Order.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

SECTION 5.2. Authority; Execution and Delivery

Seller has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized and no other corporate proceeding is necessary on the part of Seller. This Agreement has been duly executed and delivered by Seller and, assuming the due authorization, execution and delivery of this Agreement by Buyer, will constitute the legal, valid and binding obligation of Seller, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at Law.

SECTION 5.3. Consents; No Violation, Etc.

The execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not:

(a) violate any Governmental Rule applicable to Seller,

(b) conflict with any provision of the certificate of incorporation or by-laws (or similar organizational document) of Seller,

(c) except as set forth on Schedule 5.3, conflict with any contract to which Seller is a party or by which it is otherwise bound, including any Contract related to any of the Products, or result in the creation of any Encumbrance upon any of the Transferred Assets (other than a Permitted Encumbrance),

(d) subject to the foregoing clause (c), to the Knowledge of Seller, violate any rights of any third party; or

(e) except as set forth on Schedule 5.3, require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity other than approval of the FTC, except, with respect to the foregoing clauses (a) and (c), for such violations or conflicts which would not have a Material Adverse Effect or materially interfere with Seller’s performance of its obligations hereunder and, with respect to the foregoing clause (e), (i) for receipt of FDA approval of any Product ANDA related to a Product that has not been approved by the FDA as of the Effective Date and (ii) otherwise, for such approvals, authorizations, consents, licenses, exemptions, filings or registrations that, if not obtained or made, would not have a Material Adverse Effect or interfere with Seller’s performance of its obligations hereunder.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

SECTION 5.4. Title to Transferred Assets

Seller has good and valid title to all of the Transferred Assets, the right to license the Product Technology pursuant to Section 2.4 free and clear of all Encumbrances, other than Permitted Encumbrances. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALL OF THE TRANSFERRED ASSETS ARE BEING SOLD, ASSIGNED, CONVEYED OR DELIVERED (AS APPLICABLE) TO BUYER ON AN “AS IS” “WHERE IS” BASIS WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT OF THIRD PARTY RIGHTS, AND ALL SUCH WARRANTIES ARE DISCLAIMED.

SECTION 5.5. Litigation

(a) There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of Seller, threatened against Seller or its Affiliates, that relates to the Transferred Assets, the Assumed Liabilities or the Product Technology that (i) challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement, or (ii) has not been disclosed to Buyer in writing on Schedule 5.5(a)(i) prior to the execution of this Agreement. Except as set forth on Schedule 5.5(a)(ii), there is no settlement agreement to which Seller or its Affiliates are a party for any past or current suit, claim, action, investigation or proceeding, or order or decree of any Governmental Entity with respect to Seller or its Affiliates, that relates to the Transferred Assets, the Assumed Liabilities or the Product Technology.

(b) Except as set forth on Schedule 5.5(b) hereto, during the twelve (12) month period ending on the Effective Date (i) Seller has not received any written notice from any other Person challenging its ownership or rights in or to use any intellectual property relating to the Products, the Transferred Assets or the Product Technology, (ii) there has not been any, and there are no, actions, including any suits, claims, investigations or proceedings pending or, to the Knowledge of Seller, threatened against Seller or its Affiliates, relating to its ownership or rights in or to use any intellectual property relating to the Products, the Transferred Assets or the Product Technology, and (iii) there has not been any, and there are no, actions including product liability suits, claims, investigations or proceedings of any kind, including product liability, tort or breach of contract, pending or, to the Knowledge of Seller, threatened against Seller, relating to the Products, the Transferred Assets or the Product Technology.

SECTION 5.6. Regulatory Issues

(a) Except as may be disclosed on Schedule 5.6(a) hereto, during the twenty-four (24) month period ending on the Effective Date, (i) with respect to the Products only, Seller has not received: (A) any FDA Form 483s or warning letters directly relating to the Products or the facilities in which the Products are manufactured; or (B) any FDA Notices of Adverse Findings with respect to the Products; and (ii) there has not been a recall or market withdrawal of any Product by Seller, whether voluntary or involuntary.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(b) To the Knowledge of Seller, the Data Room contains all material information in the possession or control of Seller and its Affiliates relating to (i) adverse drug experience information, (ii) material events and matters concerning or affecting safety, toxicology and formulation and (iii) medical inquiries and complaints brought to the attention of Seller in respect of the Products, in each case during the period ending on the Effective Date and commencing on the date that is (A) with respect to Phentermine/Topiramate (Gx Qsymia), two years prior to filing of the relevant Product ANDA, (B) with respect to Buprenorphine/Naloxone (Gx Suboxone), four years prior to filing of the relevant Product ANDA, (C) with respect to Ramelteon (Gx Rozerem) and Ezetimibe/Simvastatin (Gx Vytorin), seven years prior to filing of the relevant Product ANDA, and (D) with respect to any other Product, three years prior to filing of the relevant Product ANDA.

SECTION 5.7. No Brokers

Except as may be disclosed on Schedule 5.7 hereto, Seller has not entered into any agreement, arrangement or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

SECTION 5.8. Exclusive Representations and Warranties

Other than the representations and warranties set forth in this Article V and any certificates delivered hereunder pursuant to Section 10.2(d), Seller is not making any other representations or warranties, express or implied, with respect to the Products or the Transferred Assets or the Product Technology or any other matter, including but not limited to any warranty of merchantability or fitness for a particular purpose or infringement of third party rights, and all such warranties are disclaimed.

SECTION 5.9. Regulatory Commitments

(a) Seller has complied in all material respects with all obligations arising from or related to any commitments to any Governmental Entity involving any Products. Seller and its Affiliates have been since January 1, 2014 in compliance in all material respects with all Laws applicable to the Transferred Assets, the Assumed Liabilities and the Product Technology.

SECTION 5.10. Contracts to be Assumed; Customers

(a) Other than (i) the Assigned Contracts and (ii) Contracts with Customers there are no other material Contracts related to the Products.

(b) Each Contract that is a Transferred Asset is a legal, valid and binding obligation of Seller and is in full force and effect and, to the Knowledge of Seller, each other party thereto, enforceable against Seller and each other party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, and subject to the limitations imposed by general equitable principles, regardless of whether such enforceability is considered in a proceeding at Law or in equity). Seller has performed all material obligations under any such Contract, has not received notice from any party claiming or alleging that Seller has breached or is in default thereunder and Seller is not (with or without lapse of time or notice, or both) in material breach or material default thereunder. To the Knowledge of Seller, each other party to each such Contract is not in material breach or default thereunder.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(c) Schedule 5.10(c) hereto sets forth (i) a true and complete list of Customers as of the Effective Date (the “Customer List”), and (ii) a list of active pharmaceutical ingredients in respect of the Products, the supplier thereof and the cost of such ingredients on a per kilogram basis.

SECTION 5.11. Inventory

Schedule 5.11 provides a true and accurate description of the inventory levels in respect of Seller’s three largest wholesalers of all Products, by Stock Keeping Unit (SKU) as of April 30, 2016 (or subsequent month end, if available) as communicated to Seller by such wholesalers.

SECTION 5.12. Assets

Except for those assets used pursuant to, and materials, goods and services provided under, the Supply Agreement, the Transferred Assets and the Product Technology, and the rights to be acquired under this Agreement and the Supply Agreement constitute all of the material assets used or held for use by Seller or its Affiliates with respect to the Transferred Assets.

ARTICLE VI.

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller as follows:

SECTION 6.1. Buyer’s Organization; Good Standing

Buyer is a company duly organized, validly existing and in good standing under the Laws of Switzerland. Buyer has all requisite corporate power and authority to carry on its business as it is currently being conducted. Buyer is duly qualified to conduct business as a foreign corporation and is in good standing in every jurisdiction where the nature of the business conducted by it makes such qualification necessary, except where the failure to so qualify or be in good standing would not prevent or materially delay the consummation of the transactions contemplated hereby.

SECTION 6.2. Authority; Execution and Delivery

Buyer has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buyer and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery of this Agreement by Seller, constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar Laws affecting creditors’ rights generally from time to time in effect and to general principles of equity (including concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at Law.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

SECTION 6.3. Consents; No Violations, Etc.

The execution, delivery and performance of this Agreement do not, and the consummation of the transactions contemplated hereby and the compliance with the terms hereof will not (i) violate any Governmental Rule applicable to Buyer, (ii) conflict with any provision of the certificate of incorporation or by-laws of Buyer, (iii) conflict with any material contract to which Buyer is a party or by which it is otherwise bound or (iv) require any approval, authorization, consent, license, exemption, filing or registration with any court, arbitrator or Governmental Entity, other than approval of the FTC, except with respect to the foregoing clauses (i) and (iii), for such violations or conflicts which would not materially interfere with Buyer’s performance of its obligations hereunder or, with respect to the foregoing clause (iv), for the Order and such approvals, authorizations, consents, licenses, exemptions, filings or registrations which have been obtained or made or which, if not obtained or made, would not materially interfere with Buyer’s performance of its obligations hereunder.

SECTION 6.4. Litigation

There is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of Buyer, threatened against Buyer or any of its Affiliates which, if adversely determined, would materially interfere with the ability of Buyer to perform its obligations hereunder or the consummation of the transactions contemplated hereby.

SECTION 6.5. Development

As of the date hereof, Buyer has not begun developing (i.e., established bioequivalence with) a generic version of any Product, has not filed a Product ANDA for a generic version of any Product, and does not own or have a right to distribute any product under a Product ANDA for a generic version of any Product or the corresponding NDA, in each case, in a manner that would not cause the FTC staff to determine Buyer is not an acceptable acquirer of the Transferred Assets.

SECTION 6.6. No Brokers

Buyer has not entered into any agreement, arrangement or understanding with any Person or firm which will result in the obligation to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby for which Seller could be liable.

SECTION 6.7. Availability of Funds

As of the Closing Date, Buyer will have cash available that is sufficient to enable it to make payment of the Purchase Price, to satisfy all of the Assumed Liabilities and to make all other necessary payments in connection with transactions contemplated by this Agreement from internal cash accrual and existing lines of credit.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

SECTION 6.8. Solvency

(a) Immediately following the Closing, and after giving effect to all of the transactions contemplated by this Agreement, Buyer will be Solvent. In connection with the transactions contemplated by this Agreement, Buyer is not making any transfer of property and is not incurring any Liability with the intent to hinder, delay, or defraud, either present or future creditors of Buyer.

(b) For purposes of this Agreement, “Solvent” when used with respect to Buyer or the Transferred Assets acquired by Buyer hereunder means, as applicable, that immediately following the Closing Date, (i) the amount of the Present Fair Saleable Value of its assets will, as of such date, exceed all of its known Liabilities as of such date, (ii) such Person will not have, as of such date, an unreasonably small amount of capital for the business in which it is engaged or will be engaged, and (iii) such Person will be able to pay its Debts as they become absolute and mature, taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its Debts.

(c) For purposes of the definition of “Solvent”: (i) “Debt” means Liability on a Payment Right and “Payment Right” means (A) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured; and (ii) “Present Fair Saleable Value” means, with respect to Buyer or the Transferred Assets being acquired by Buyer hereunder, the amount that may be realized if its aggregate assets (including its goodwill) are sold as an entirety with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises.

SECTION 6.9. Independent Investigation; No Seller Warranty

(a) Buyer has conducted its own independent investigation, review, and analysis of the Transferred Assets, the Products, the Product Technology, and the Assumed Liabilities, has formed an independent judgment concerning the Transferred Assets, the Products, the Product Technology and the Assumed Liabilities and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Seller, for such purpose.

(b) Buyer acknowledges and represents that: (i) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer has relied solely upon its own investigation and the express representations and warranties of Seller set forth in this Agreement (including the related portions of the Schedules) and any certificates delivered hereunder; and (ii) neither Seller nor any other Person has made, and the Buyer is not relying on, any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller, its Affiliates, the Transferred Assets, the Products, the Product Technology or the Assumed Liabilities not expressly set forth in this Agreement (including any information, documents and materials made available to Buyer in any electronic data room or

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

any repository of information, management presentations, or in any other form in expectation of the transactions contemplated hereby), and neither Seller nor any other Person will have or be subject to any Liability to Buyer or any other Person resulting from the distribution to Buyer or its representatives or Buyer’s use of any such information.

SECTION 6.10. No Guarantee of FDA Approval

Buyer acknowledges and agrees that Seller does not guarantee that FDA approval will be obtained for a Product ANDA that has not already been approved by FDA as of the date hereof and makes no representation or warranty hereunder with respect to any Product that has not already been approved by FDA as of the date hereof.

ARTICLE VII.

CERTAIN COVENANTS AND AGREEMENTS OF SELLER

SECTION 7.1. Conduct of Business Until Closing

During the period from the date of this Agreement and continuing until the Closing, Seller agrees that:

(a) Ordinary Course. Seller will conduct its business with respect to the Products and the Transferred Assets in all material respects in the ordinary course and in substantially the same manner as presently conducted and in accordance with the Order of the FTC, including, without limitation, by using commercially reasonable efforts to, in each case in accordance with past practices hereof and reasonable industry standards, (i) maintain sales of Products and customer inventory levels in respect thereof in accordance with past practices, historical sales data provided by Seller to Buyer pursuant to Section 7.6 hereof and reasonable industry standards, (ii) not engage in any special promotional activities including special discounts, (iii) not waive any material claims or rights related to the Products or the Transferred Assets, (iv) not terminate, modify or waive any material provision of any Assigned Contract, (v) with respect to the Products and the Transferred Assets, as applicable, not materially alter the activities and practices with respect to inventory levels of the Products maintained at the wholesale, chain, institutional or retail levels in any material respect, (vi) seek FDA approval for the Product ANDA for any pipeline Product that has not already been approved by the FDA as of the Effective Date, (vii) maintain any Product ANDAs that have been approved by the FDA as of the Effective Date, (viii) comply with any Laws and FDA requests or requirements in respect of the Product ANDAs or the manufacture, distribution and sale of any of the Products pursuant to the Product ANDAs, in each case, in any material respect, (ix) maintain any Assigned Patents, (x) maintain, in all material respects, the assets reasonably necessary to the manufacture of the Products, (xi) maintain sales efforts and sales levels consistent in all material respects with past practice, or (xii) not agree, in writing or otherwise, to take or authorize the taking of any actions that conflict with the foregoing; provided, however, that nothing contained herein will be deemed to require the expenditures of any funds outside of the ordinary course of business. Seller will not, without the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), amend or modify any Assigned Contract in a manner adverse to Buyer in any material respect, including any change in any price therein.

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(b) No Dispositions. Seller will not sell, lease, license, encumber, pledge or transfer, or agree to sell, lease, license, encumber, pledge or transfer, any of the Transferred Assets or the Product Technology.

(c) No Settlements. Seller will not, without the prior written consent of Buyer (such consent not to be unreasonably withheld), (i) settle or agree to settle any claim, suit, action or other proceeding relating to the Products or the Transferred Assets brought against it by any Governmental Entity; provided, however, that Seller may take any action or omit to take any action, to the extent required by, or reasonably necessary to comply with the Order or (ii) initiate or agree to initiate any claim, suit, action or other proceeding relating to the Products or the Transferred Assets except to protect the Products or the Transferred Assets.

SECTION 7.2. Post-Closing Orders and Payments

From and after 12:01 A.M. (New York, New York, USA time) on the day immediately following the Closing Date, (i) Seller will promptly deliver to Buyer any payments received by Seller from third parties for Finished Goods purchased by the third parties from Buyer on or after the Closing Date, and refer all inquiries it will receive with respect to the Products (other than with respect to Excluded Assets or Excluded Liabilities), to Buyer or its designee; and (ii) Buyer will promptly deliver to Seller any payments received by Buyer from third parties for Finished Goods purchased by third parties from Seller or its Affiliates prior to the Closing.

SECTION 7.3. Technology Transfer; Assistance with Buyer Regulatory Filings

(a) Seller and Buyer will use commercially reasonable efforts to effect an orderly transfer of the Product Technology from Seller to Buyer pursuant to the terms of this Agreement as soon as practicable following the Closing Date. Seller will provide reasonable cooperation and assistance to Buyer, including making available Seller personnel, in connection with such transfer of the Product Technology and Buyer’s preparation of all filings required to be filed with the FDA by Buyer with respect to such transfer of the Product Technology. Each party will bear the Direct Costs incurred by it and its Affiliates in connection with its activities undertaken under this Section 7.3(a). Following completion of the transfer of the Product Technology contemplated by this Section 7.3(a) with respect to Product ANDA for [***], at Buyer’s option upon written notice to Seller, Seller shall deliver to Buyer such portion of the supply of [***] (if any) of Seller and its Affiliates as of the time of completion of such transfer as Buyer may elect in such written notice; provided that Buyer shall pay the then-current allocable cost per unit except to the extent already paid for by Buyer (or by the Manufacturer and reimbursed Buyer).

(b) Buyer shall have sole responsibility for obtaining, and shall use commercially reasonable efforts to obtain, all regulatory approvals necessary for the offer, sale, importation, manufacture, distribution, marketing, promotion, import, export, pricing and reimbursement of the Products, including, without limitation, supplementing the Product ANDA to include facilities designated by Buyer and to delete Seller’s facilities, and assuming all responsibility for maintenance of the Product ANDAs. All decisions regarding the validation of Products and the conduct of any and all actions reasonably necessary or required to obtain and maintain the Regulatory Approvals required for Product ANDA (“Regulatory Activities”) with respect to the

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Products after the Closing Date shall be made by Buyer in its sole and absolute discretion, and all such Regulatory Activities shall be at its sole cost. Seller shall use commercially reasonable efforts in providing reasonable cooperation and pre-launch assistance to Buyer for unlaunched Products, including (i) making available personnel of Seller and its Affiliates who have been directly involved in development and filing of the Product ANDA, (ii) any cooperation and assistance as may be mutually agreed, (iii) with respect to Regulatory Activity, and (iv) any testing, development, batch manufacturing, report writing, and response drafting as reasonably necessary to respond to any questions or Product ANDA deficiencies from any Regulatory Authority within the timelines stipulated by such Regulatory Authority; provided, however, that Seller shall not be required by this Section 7.3(b) to provide any testing, development or batch manufacturing with respect to Products that are not Supply Products. In addition, solely with respect to the Supply Products, Seller shall use commercially reasonable efforts to provide pre-validation and validation support services for Supply Products from Seller’s facilities as may be reasonably requested by Buyer. For purposes of this Section 7.3, (A) “Regulatory Authority” means any governmental regulatory authority within the Territory involved in regulating any aspect of the development, manufacture, testing, market approval, sale, distribution, packaging or use of the Product ANDA, including the FDA, and (B) “Regulatory Approvals” means any and all approvals, licenses, registrations, or authorizations of the relevant Regulatory Authority necessary for the development, manufacture, use, storage, import, transport or commercialization of any Supply Product. In furtherance of and without limitation to the foregoing, the parties will negotiate in good faith and agree as promptly as reasonably practicable and in any event within forty-five (45) days following the Closing, the Development Agreement. Buyer will bear the Direct Costs incurred by Buyer, Seller and their respective Affiliates in connection with its activities undertaken under this Section 7.3(b).

SECTION 7.4. Seller’s NDC Numbers

Buyer and its Affiliates will (i) sell Products only under Buyer NDC Numbers and (ii) not sell any Product under Seller’s or its Affiliates’ names, in each case save to the extent contemplated or permitted hereunder or under the Supply Agreement.

SECTION 7.5. Competition

(a) The parties hereto agree and acknowledge that the provisions of this Agreement will not be construed to limit or restrict in any manner the right of Seller or any of its Affiliates to develop, manufacture, use, sell or commercialize in any manner any pharmaceutical product, including any product competitive with the Products if sold under a Product ANDA or other filing that is not being purchased by Buyer as part of the Transferred Assets hereunder, either in the Territory or outside of the Territory.

(b) Nothing contained in this Agreement will be construed as prohibiting Seller or any of its Affiliates from: (i) acquiring (whether by merger, asset or stock acquisition or otherwise) another company, business or line of products (including by license thereof or through investment therein), which makes, has made, sells, has sold, markets, has marketed, distributes or has distributed or otherwise represents a product which is substantially similar to or equivalent to a Product and continuing to operate such company, business or line of products following such acquisition; or (ii) entering into a joint venture, alliance or other similar

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collaborative arrangement between Seller or any of its Affiliates thereof and any third party which joint venture makes, has made, sells, has sold, markets, has marketed, distributes or has distributed a product which is substantially similar to or equivalent to a Product and continuing to participate in such collaboration.

SECTION 7.6. Sales Data; Customer

(a) On the Effective Date, Seller shall deliver to Buyer monthly net sales data for the Products (as calculated by Seller in accordance with its standard practice) for the previous six (6) month period, including details on units.

(b) Within two (2) Business Days after the Closing Date, Seller shall update the Customer List and the information required to be provided pursuant to Section 7.6(a) as necessary, to ensure that such information remains materially accurate and complete up to and including the Closing Date.

(c) On or after the date that is five (5) Business Days prior to the anticipated Closing Date, but in no event earlier than such date, and subject to Section 8.3 hereof, Buyer may contact the Customers to promote the Products and the distribution thereof.

SECTION 7.7. Nonsolicitation

Until the earlier of the Closing or termination of this Agreement pursuant to Section 11.1, no member of the Seller Group or any Person acting on its behalf shall, directly or indirectly, other than in the ordinary course of business, (i) solicit or encourage any inquiries or proposals for, or enter into any discussions with respect to, the acquisition, lease or exchange of any of the Products or any of the Transferred Assets or (ii) furnish or cause to be furnished any non-public information concerning any of the Products or any of the Transferred Assets to any Person (other than Buyer) for purposes of facilitating such a transaction. No member of the Seller Group shall (x) sell, transfer or otherwise dispose of, grant any option or proxy to any Person with respect to, create any Encumbrance upon, or transfer any interest in, any Transferred Asset, other than in the ordinary course of business and consistent with this Agreement, or (y) enter into any agreement, commitment or arrangement (whether or not binding) with any person to do any of the foregoing.

SECTION 7.8. Transition Plan

As soon as reasonably practicable following the date hereof, and in any event within thirty (30) days, the parties shall establish a joint transition team (the “Transition Committee”) to oversee and manage the transition of the Transferred Assets and the Products from Seller to Buyer (the “Transition”) comprising an equal number of suitable representatives nominated by, on the one hand, Seller, and, on the other hand, Buyer, such representatives to have the requisite skills, knowledge and experience to discuss, coordinate and make arrangements to give effect to the Transition.

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SECTION 7.9. [***] Agreement

Seller shall use its commercially reasonable efforts to enter into the [***] Agreement prior to the Closing. If the [***] Agreement is not (x) entered into on or prior to the Closing Date and (y) the benefit thereof transferred to Buyer at the Closing, Seller shall (a) use its commercially reasonable efforts to promptly enter into the [***] Agreement, and (b), promptly following the execution thereof, assign the benefit of (or cause its Affiliates to assign the benefit of) the [***] Agreement to Buyer; provided that Buyer shall not amend, modify or waive any provision of the [***] Agreement in a manner that would increase the [***] Liabilities without the prior written consent of Seller.

ARTICLE VIII.

CERTAIN COVENANTS AND AGREEMENTS

SECTION 8.1. Insurance

At all times from the Closing Date through that date which is three (3) years after the termination or expiration of this Agreement, Buyer will maintain product liability and other insurance for itself (either in its own name or in the name of its Affiliates or through self-insurance) in amounts, respectively, which are reasonable and customary in the USA pharmaceutical industry for companies of comparable size, provided that in no event shall the product liability insurance amounts be less than $25,000,000 per occurrence and $25,000,000 in the aggregate limit of liability per year. Buyer shall provide the Seller with written proof of such insurance upon Seller’s request.

SECTION 8.2. Books and Records

Following the Closing, Buyer will preserve all books and records included within the Transferred Assets for applicable periods of time as required by the FDA or FTC and, subject to Section 8.3 hereof, make such books and records available for inspection and copying by Seller or its agents upon reasonable request and upon reasonable notice for any reasonable business purpose, including in respect of litigation, insurance matters and financial reporting of the Seller Group. Each party acknowledges that the books and records made available to such party or its agents pursuant to this Section 8.2 constitutes confidential information of the other party and is subject to the confidentiality provisions of Section 8.3 hereof.

SECTION 8.3. Confidentiality

Each party hereto or its Affiliates or contractors (a “Disclosing Party”) may, from time to time, prior to or after the Effective Date, disclose to the other party (the “Receiving Party”) information of a technical or non-technical nature that is not generally known to the trade or public. The Receiving Party agrees that it will not use for any purpose other than as necessary to perform its obligations under this Agreement and the Ancillary Agreements, and will not disclose to anyone in any manner whatsoever, any such information, including, without limitation, information relating in any way to the products, processes, and services of the Disclosing Party, which becomes known to the Receiving Party on or prior to the later of the date of the (a) termination of this Agreement or (b) termination or expiration of the Supply Agreement. The obligations of this Section 8.3 will not apply to information that (i) is known to the Receiving Party as shown by written records prior to its disclosure by the Disclosing Party or its Affiliates or its contractors; (ii) becomes public information or is generally available to the

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public other than by an unauthorized act or omission of the Receiving Party; or (iii) is received by the Receiving Party from third parties who are in rightful possession of such information and who are lawfully entitled to disclose such information to the Receiving Party and did not receive such information from the Disclosing Party. From and after the Closing Date, the Transferred Assets and all confidential information related solely and exclusively to the Transferred Assets or the manufacture thereof shall be considered the confidential information of Buyer under this Section 8.3 and the obligations of this Section 8.3 in respect thereof will apply to Seller and not the Buyer. It being understood for the avoidance of doubt, that, without limitation, to the extent any confidential information related to the Transferred Assets or the manufacture thereof is used by the Seller in the retained business thereof, such confidential information shall constitute the confidential information of both parties. Upon the latter of (x) the date of termination of this Agreement or (y) the termination or expiration of the Supply Agreement, the Receiving Party will return to the Disclosing Party all documents that include confidential information of the Disclosing Party or its contractors (other than the Transferred Assets), including all copies of such documents or extracts therefrom, if any, and will make no further use of such information. To the extent that the confidential information relates to the Products, each Disclosing Party or Receiving Party, as the case may be, shall create an internal firewall and use commercially reasonable efforts to protect against the disclosure of such information to such Disclosing Party’s or Receiving Party’s, as the case may be, marketing and sales personnel.

SECTION 8.4. Assumption of Regulatory Commitments

From and after the Closing Date, Buyer will assume control of, and responsibility for all costs and Liabilities arising from or related to any commitments or obligations to any Governmental Entity involving the Products, only to the extent arising from or relating to Product sold by Buyer after the Closing Date, and in the case of any Products that are subject to obtaining FDA approval of any unapproved Product ANDA, transferred to Buyer on the Closing Date.

SECTION 8.5. Bulk Transfer Laws

Buyer hereby waives compliance by Seller with the provisions of any so-called “bulk transfer law” of any jurisdiction in connection with the sale of the Transferred Assets to Buyer.

SECTION 8.6. Buyer NDC Numbers; Buyer Trademarks and Buyer Trade Dress Changes

Buyer covenants and agrees that, if not already applied for, Buyer will apply for and initiate applicable processes to obtain and establish new NDC Numbers (the “Buyer NDC Numbers”) prior to the launch of the applicable Product and notify Seller thereof.

SECTION 8.7. Response to Medical Inquiries and Products Complaints

After the Closing Date, Buyer will assume all responsibility for responding to any medical inquiries or complaints about the Products in the Territory.

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SECTION 8.8. Transition of Manufacturing Services

Buyer and Seller will use commercially reasonable efforts to coordinate with each other to facilitate an orderly transition to Buyer of the supply of Products presently manufactured by third-party manufacturers for Seller pursuant to the Assigned Contracts. In furtherance thereof, promptly after the Effective Date, Buyer and Seller shall mutually agree on the manner in which they shall jointly contact such third-party manufacturers and the content of such communications regarding the transition of the supply of Products from Seller to Buyer, including the assignment of any applicable Assigned Contracts to Buyer.

SECTION 8.9. Use of Transferred Assets

(a) Nothing contained in this Agreement will be construed as prohibiting Buyer or any of its Affiliates from: (a) acquiring (whether by merger, asset or stock acquisition or otherwise) another company, business or line of products (including by license thereof or through investment therein), which makes, has made, sells, has sold, markets, has marketed, distributes or has distributed or otherwise represents a product which is substantially similar to or equivalent to a Product and continuing to operate such company, business or line of products following such acquisition; or (b) entering into a joint venture, alliance or other similar collaborative arrangement between Buyer or any of its Affiliates thereof and any third party which joint venture makes, has made, sells, has sold, markets, has marketed, distributes or has distributed a product which is substantially similar to or equivalent to a Product, and continuing to participate in such arrangement.

ARTICLE IX.

OTHER COVENANTS AND AGREEMENTS

SECTION 9.1. Trade Returns, Medicaid Rebates, Chargebacks

(a) (i) Buyer will, at its expense, process and bear the cost of returns of any Products bearing Buyer NDC Number sold by Buyer or its Affiliates and returned in accordance with Buyer’s returned goods policy (“Buyer Returns”) and (ii) Seller will, at its expense, process and bear the cost of returns on or after the Closing Date of all Products other than Buyer Returns.

(b) Seller and Buyer will be responsible for processing and payment of all Medicaid Reimbursements and Rebates for the Products sold bearing their respective NDC Numbers.

(c) Seller will be responsible for any and all payments, rebates, administrative fees or chargebacks due to customers under Seller’s contracts for Products bearing the Seller NDC Number which were sold by Seller or its Affiliates (“Seller Payments”). Buyer agrees that Seller shall have no responsibility for, and “Seller Payments” shall not include, credits for shelf stock adjustments or similar adjustments resulting from price decreases on or after the Closing Date. Buyer will be responsible for all payments, rebates, administrative fees or chargebacks due in connection with any and all sales of Products by or on behalf of Buyer, other than Seller Payments.

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SECTION 9.2. Adverse Experience Reports

Seller shall continue to be responsible for adverse experience reporting to the FDA until the Closing Date. On and after the Closing Date, Buyer shall be responsible for adverse experience reporting to the FDA in respect of the Products. Seller shall at all times provide to Buyer all adverse drug experience information brought to the attention of Seller in respect of the Products manufactured by Seller or its Affiliates, as well as any material events and matters concerning or affecting safety of the Products manufactured by Seller or its Affiliates. At and after the Closing, Seller shall cooperate with Buyer’s requests regarding adverse experience information in respect of the Products to ensure that all adverse experience data is transferred to Buyer. After the Closing Date, subject to this Agreement, the Supply Agreement, the Quality Agreement and any other agreement executed between the parties and/or their Affiliates with respect to any Product, Seller will promptly submit to Buyer all adverse drug experience information brought to the attention of Seller or its Affiliates or their respective agents in respect of the Products, as well as any material events and matters concerning or affecting safety of the Products. After the Closing Date, any new adverse experience reports or any follow-up adverse experience reports received by Seller will be forwarded to Buyer, together with any source documents, as promptly as reasonably practicable and in any event within three (3) Business Days after receipt by Seller. Unless notified otherwise in writing by Buyer, Seller shall forward such reports to: Head of Pharmacovigilance, Dr. Reddy’s Laboratories S.A., Elisabethenanlage 11, 4051 Basel, Switzerland.

SECTION 9.3. Transfer of Product ANDAs, Etc.

(a) Seller will cooperate with Buyer in disclosing any relevant records and reports which are required to be made, maintained and reported pursuant to Governmental Rules in the Territory with respect to the Product ANDAs that are part of the Transferred Assets and coordinating with Buyer to make an orderly and prompt transition of the Transferred Assets as soon as practicable after Closing.

(b) The parties hereto agree to use their commercially reasonable efforts to take any other actions required by the FDA to effect the transactions contemplated hereby. On the Closing Date, each of the parties hereto will take any actions necessary to affect the transfer of the Product ANDAs from Seller to Buyer, including notices to the FDA regarding such transfer from Seller to Buyer of the Product ANDAs. Each party shall bear its own costs related thereto. Seller shall use its commercially reasonable efforts and take all necessary actions to seek to cause the transfer of hard copies (to the extent reasonably in Seller’s possession) of the Product ANDAs to Buyer as soon as reasonably practicable after the Closing.

SECTION 9.4. Further Action; Consents; Filings

(a) Upon the terms and subject to the conditions hereof, each of Buyer and Seller will use commercially reasonable efforts to (i) take, or cause to be taken, all actions necessary, proper or advisable under applicable Governmental Rules or otherwise to satisfy the conditions to Closing set forth in Article X and consummate and make effective the transactions contemplated by this Agreement, (ii) obtain from the requisite Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made in

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connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other advisable submissions, with respect to this Agreement and the transactions contemplated by this Agreement required under any applicable Governmental Rules, including, without limitation, all filings with the FDA or other Governmental Entity needed to obtain approval of Buyer to manufacture the Products in a timely and reasonable manner. Each of Seller and Buyer will provide copies of all non-confidential documents to the other party and its advisors prior to filing and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith. Each of Seller and Buyer will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Governmental Rules in connection with the transactions contemplated by this Agreement.

(b) Each of Buyer and Seller shall use commercially reasonable efforts to obtain from the FTC preliminary approval for Buyer as the purchaser of the Transferred Assets. Each of Buyer and Seller agrees to cooperate and use its commercially reasonable efforts vigorously to contest and resist any action, including legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement, including by vigorously pursuing all available avenues of administrative and judicial appeal and all available legislative action.

SECTION 9.5. Compliance with the Federal Trade Commission Decision

Reference is made to the Order. The parties hereto agree that the provisions set forth in Appendix II, which provisions are called for by the Order, are incorporated into this Agreement as if set forth in their entirety in this Agreement. To the extent the provisions of Appendix II conflict with the provisions of this Agreement or the provisions of the Supply Agreement, the provisions of Appendix II shall govern.

SECTION 9.6. Representations to Customers

During the two (2) year period following the Closing, Buyer and Seller each agrees not to make any false and/or disparaging statements about any Product.

SECTION 9.7. Preservation of Data Room

Seller shall deliver to Buyer one (1) copy of a compact disc or DVD-ROM containing a true, correct and complete copy of the materials in the Intralinks electronic data room sponsored by Seller (the “Data Room”) no more than ten (10) days after the Closing Date.

SECTION 9.8. Notice of [***]

During the period from the date of this Agreement and continuing until the Closing, Seller shall promptly notify Buyer in writing of the occurrence of any [***].

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ARTICLE X.

CONDITIONS PRECEDENT

SECTION 10.1. Conditions to Each Party’s Obligations

The obligation of Buyer to purchase the Transferred Assets from Seller and assume the Assumed Liabilities and the obligations of Seller to sell, assign, convey and deliver the Transferred Assets to Buyer will be subject to the satisfaction (or waiver by each of Buyer and Seller, as applicable, to the extent permitted by applicable Law) on or prior to the Closing of the following conditions:

(a) No Litigation, Injunctions, or Restraints. No temporary restraining order, preliminary or permanent injunction or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement will be threatened or in effect.

(b) FTC Preliminary Approval. The FTC shall have preliminarily approved the Buyer as the purchaser of the Transferred Assets hereunder.

(c) Allergan Closing. The Allergan Closing shall have occurred.

(d) Related Transactions. Prior to or concurrently with the Closing, the transactions contemplated by the Other Acquisition Agreement shall have been consummated.

SECTION 10.2. Conditions to Obligations of Buyer

The obligation of Buyer to purchase the Transferred Assets from Seller and to assume the Assumed Liabilities is subject to the satisfaction on and as of the Closing of each of the following additional conditions (any or all of which may be waived in whole or in part by Buyer):

(a) Representations and Warranties. The representations and warranties of Seller set forth in this Agreement will be true and correct (without giving effect to any materiality or Material Adverse Effect qualifications set forth therein) in all respects as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct as of such earlier date), and except in each case for breaches of such representations and warranties that would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Performance of Obligations of Seller. Seller will have performed or complied in all material respects with the obligations, conditions and covenants required to be performed by it under this Agreement at or prior to the Closing.

(c) No Material Adverse Effect. There shall not have been a Material Adverse Effect.

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(d) Deliveries. Seller will have duly executed and delivered to Buyer, dated as of the Closing Date, the (i) Ancillary Agreements, and (ii) Seller Officer’s Certificate.

(e) [***]. Seller will have delivered to Buyer a right to reference letter from [***] to FDA with respect to [***].

SECTION 10.3. Conditions to the Obligations of Seller

The obligations of Seller to sell, assign, convey, and deliver the Transferred Assets, or to cause the Transferred Assets to be sold, assigned, conveyed or delivered, as applicable, to Buyer are subject to the satisfaction on and as of the Closing of each of the following additional conditions (any or all of which may be waived in whole or in part by Seller):

(a) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement will be true and correct (without giving effect to any materiality or similar qualifications set forth therein) in all respects as of the Closing as though made on and as of the Closing, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties will be true and correct as of such earlier date), and except in each case for breaches of such representations and warranties that would not, individually or in the aggregate, have a Material Adverse Effect.

(b) Performance of Obligations of Buyer. Buyer will have performed in all material respects the obligations required to be performed by it under this Agreement at or prior to the Closing.

(c) Purchase Price. Buyer will have paid the Purchase Price.

(d) Deliveries. Buyer will have duly executed and delivered to Seller, dated as of the Closing Date, the (i) Ancillary Agreements (other than the Bill of Sale), and (ii) the Buyer Officer’s Certificate.

ARTICLE XI.

TERMINATION, AMENDMENT AND WAIVER

SECTION 11.1. Termination

(a) Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(i)	by mutual written consent of Seller and Buyer;

(ii)	by Seller if any of the conditions set forth in Sections 10.1 or 10.3 will have become incapable of fulfillment and will not have been waived by Seller;

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(iii)	by Buyer if any of the conditions set forth in Sections 10.1 or 10.2 will have become incapable of fulfillment and will not have been waived by Buyer;

(iv)	by Seller or Buyer if the Closing does not occur on or prior to October 26, 2016 (the “Long-Stop Date”); provided, however, that Seller may, from time to time, upon provision to Buyer of evidence reasonably satisfactory to Buyer of the extension of any long-stop, termination or similar date in any Contractual Consent (each a “Contractual Consent Long-Stop Date”), extend the Long-Stop Date to the date that is the earlier of (x) one year from the Effective Date, and (y) the earliest Contractual Consent Long-Stop Date; provided, further, that the right to terminate this Agreement pursuant to this clause (iv) shall not be available to any party hereto whose action or failure to fulfill any obligation under this Agreement has been the primary cause of the failure of the Closing to have occurred on or prior to one year from the Effective Date;

(v)	by Seller, if Buyer is not preliminarily approved by the FTC or other necessary Governmental Entity as a purchaser of the Transferred Assets hereunder (“Failure to Approve”);

(vi)	by Seller, if the staff of the FTC informs Seller in writing that the staff will not recommend approval of Buyer as purchaser of the Transferred Assets hereunder (“Staff Rejection”); or

(vii)	by Seller or Buyer if the Allergan Agreement is terminated prior to the consummation of the transactions contemplated by the Allergan Agreement,

provided, however, that the party seeking termination pursuant to clause (ii), (iii) or (iv) is not in breach of any of its representations, warranties, covenants or agreements contained in this Agreement.

(b) In the event of termination of this Agreement pursuant to this Section 11.1, written notice thereof will forthwith be given to the other party and the transactions contemplated by this Agreement will be terminated, without further action by any party. If the transactions contemplated by this Agreement are terminated as provided herein:

(i)	each party will return all documents and other material received from the other party relating to the Products, the Transferred Assets, the Product Technology, or the transactions contemplated hereby, whether so obtained before or after the execution hereof, to such party and, if applicable, Seller shall return any delivered portions of the Purchase Price to Buyer;

(ii)	all confidential information received by a party with respect to the other party, the Products, the Transferred Assets, the Product Technology or the transactions contemplated hereby will be treated in accordance with Section 8.3, which will remain in full force and effect notwithstanding the termination of this Agreement; and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(iii)	the Supply Agreement shall be terminated.

(c) If this Agreement is terminated, no party hereto and none of their respective directors, officers, stockholders, Affiliates or controlling Persons shall have any further liability or obligation under this Agreement, except as set forth in paragraphs (a) and (b) of this Section, except that (i) nothing in this Section 11.1 will be deemed to release any party from any liability for any willful and material breach by such party of the terms and provisions of this Agreement, and (ii) the provisions of Sections 8.3 (Confidentiality), 11.5 (Termination Expenses), 13.1 (Expenses), 13.3 (Notices), 13.8 (Governing Law) and 13.9 (Jurisdiction, Venue, Service of Process, WAIVER OF JURY TRIAL) shall survive termination of this Agreement.

SECTION 11.2. Amendments and Waivers

This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. By an instrument in writing, Buyer, on the one hand, or Seller, on the other hand, may waive compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform.

SECTION 11.3. Rescission

If at the time the FTC determines to make final and effective its Order concerning the Proposed Allergan Transaction, the FTC notifies Seller that Buyer is not an acceptable purchaser of the Transferred Assets, then each of Seller and Buyer shall have the right immediately to rescind this Agreement, and the provisions of Sections 11.1(b) and 11.1(c) shall be applicable as if a termination of this Agreement had occurred.

SECTION 11.4. Modification

If at the time the FTC determines to make final and effective its Order concerning the Proposed Allergan Transaction, the FTC notifies Seller that this Agreement is not an acceptable manner of divestiture, Seller and Buyer shall reasonably seek to modify this Agreement as may be necessary to satisfy the FTC.

SECTION 11.5. Termination Expenses

(a) Seller shall reimburse Buyer for any reasonable and documented out-of-pocket expenses relating to the performance of Buyer’s obligations under Section 9.4 including attorneys’ fees, accountants’ fees and expert witnesses’ fees and expenses following the Failure to Approve Termination Period or the Staff Rejection Termination Period, as applicable, and prior to such termination if:

(i)	Seller is entitled to terminate this Agreement pursuant to Section 11.1(a)(v) or Section 11.1(a)(vi) and Seller does not terminate this Agreement pursuant to Section 11.1(a)(v) or Section 11.1(a)(vi) within the Failure to Approve Termination Period or Staff Rejection Termination Period, respectively, and

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(ii)	following the termination of the Failure to Approve Termination Period or the Staff Rejection Termination Period, as applicable, this Agreement is terminated pursuant to Section 11.1, other than pursuant to Section 11.1(a)(ii) or Section 11.1(a)(iv) in each case where the failure to satisfy any condition to Closing is due to any breach by Buyer of the covenants contained in this Agreement.

ARTICLE XII.

INDEMNIFICATION

SECTION 12.1. Survival

All representations and warranties of Seller and Buyer contained herein or made pursuant hereto shall survive the Closing Date and shall remain operative and in full force and effect for a period of twelve (12) months following the Closing Date (the “Expiration Date”). Notwithstanding anything herein to the contrary, any breach of a representation or warranty that is the subject of a claim that is asserted in writing prior to the Expiration Date shall survive with respect to such claim or any dispute with respect thereto until the final resolution thereof. All covenants contained herein shall survive the Closing in accordance with their respective terms or, if not specified, indefinitely.

SECTION 12.2. Indemnification by Seller

(a) Subject to Section 12.4, Seller hereby agrees that from and after the Closing Date, Seller shall indemnify Buyer and its Affiliates and their respective officers, directors and employees (the “Buyer Indemnified Parties”) against, and hold them harmless from, and pay and reimburse such Buyer Indemnified Parties for, any Losses to the extent such Losses arise from the following:

(i)	any breach by Seller of any representation or warranty made by it contained in this Agreement;

(ii)	any breach by Seller of any of its covenants, agreements or obligations contained in this Agreement; and

(iii)	any and all Excluded Assets and/or Excluded Liabilities.

SECTION 12.3. Indemnification by Buyer

(a) Subject to Section 12.4 hereof, Buyer hereby agrees that from and after the Closing Date, Buyer shall indemnify Seller and its Affiliates and their respective officers, directors and employees (the “Seller Indemnified Parties”) against, and hold them harmless from, and pay and reimburse such Seller Indemnified Parties for, any Losses to the extent such Losses arise from the following:

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(i)	any breach by Buyer of any representation or warranty made by it contained in this Agreement;

(ii)	any breach by Buyer of any of its covenants, agreements or obligations contained in this Agreement; and

(iii)	any and all Assumed Liabilities.

Buyer Indemnified Parties and Seller Indemnified Parties are sometimes referred to herein as “Indemnified Parties”.

SECTION 12.4. Limitations

(a) The amount of any Losses for which either Seller or Buyer, as the case may be, is liable shall be reduced by (i) the amount of any insurance proceeds actually paid to the Buyer Indemnified Party and the Seller Indemnified Party, as applicable, and (ii) the aggregate amount actually recovered under any Assigned Contract (if applicable) or any other indemnity agreement, contribution agreement, or other Contract between any of the Indemnified Parties, on the one hand, and any third Person, on the other hand, with respect to such Losses.

(b) Notwithstanding the other provisions of this Article XII, Seller shall not have any indemnification obligations for any individual Losses arising from or in connection with Section 12.2(a)(i) unless and until the aggregate amount of all such Losses exceed $1,675,000 together with the amount of all such Losses under the Other Acquisition Agreement (the “Deductible”), in which event Seller shall be required to pay the full amount of such Losses to the extent exceeding the Deductible, but only up to a maximum aggregate amount with respect to this Agreement of $ $33,500,000 together with the Other Acquisition Agreement (the “Cap”); provided, that with respect to any claim to which any Buyer Indemnified Party may be entitled to indemnification under Section 12.2, Seller shall not be liable for any individual or series of related Losses which do not exceed $50,000 and any Losses with respect thereto shall not be included in Losses for purposes of determining the Deductible or the Cap.

(c) In no event shall either party or any of its Affiliates be liable by reason of any breach of any representation, warranty, condition or other term of this Agreement or any duty of common law, for any punitive loss or damage and each party hereto agrees that it shall not make any such claim; provided that the foregoing does not limit any of the obligations or liability of either party or its Affiliates under Sections 12.2 and 12.3 with respect to claims of unrelated third parties.

(d) Neither Seller nor Buyer shall have any Liability under this Agreement in respect of any Loss if such Loss would not have arisen but for (i) a change in legislation or accounting policies after the Closing or (ii) a change in any Law after the Closing or a change in the interpretation of any Law after the Closing as determined by a Governmental Entity.

(e) For purposes of determining whether a breach of a representation or warranty has occurred for which indemnification is provided under this Article XII and for calculating the amount of Losses indemnifiable hereunder, any materiality, Material Adverse Effect or similar qualifications in such representation or warranty shall be disregarded.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(f) Except for claims based on fraud, the right of the Buyer Indemnified Parties and the Seller Indemnified Parties under this Article XII shall be the sole and exclusive monetary remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties, as the case may be, with respect to matters covered hereunder, including, but not limited to, claims relating to the Products, the Transferred Assets or Product Technology, Assumed Liabilities or Excluded Liabilities and no Indemnified Party shall have any other cause of action or remedy at Law in equity for breach of contract, rescission, tort, or otherwise against the other party arising under or in connection with this Agreement and the matters and transactions contemplated hereby. Without limiting the generality of the preceding sentence, except in the case of specific performance and for claims based on fraud, no legal action sounding in contribution, tort, or strict liability (in each case, other than claims made or contemplated by this Article XII) may be maintained by an Indemnified Party, or any of its officers, directors, other governing bodies, employees, equityholders, owners, Affiliates, representatives, agents, successors, or assigns, against the Seller or Buyer or any of their Affiliates with respect to any matter that is the subject of this Article XII, and Buyer and Seller, for themselves and the other Indemnified Parties and each of their respective officers, directors, other governing bodies, employees, equityholders, owners, Affiliates, representatives, agents, successors, and assigns, hereby waive any and all statutory rights of contribution or indemnification (other than rights of indemnification hereunder) that any of them might otherwise be entitled to under any Law with respect to any matter that is the subject of this Article XII.

SECTION 12.5. Procedure

(a) In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement, such Indemnified Party will, within a reasonable period of time following the discovery of the matters giving rise to any Losses, notify the indemnifying party under this Article XII (the “Indemnifying Party”) in writing of its claim for indemnification for such Losses, specifying in reasonable detail the nature of such Losses and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such notification will not affect the indemnification provided hereunder, except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party will deliver to the Indemnifying Party, within a reasonable period of time after the Indemnified Party’s receipt of such request, all information and documentation reasonably requested by the Indemnifying Party with respect to such Losses.

(b) If the indemnification sought pursuant hereto involves a claim made by a third party against the Indemnified Party (a “Third Party Claim”), the Indemnifying Party will be entitled to assume the defense of such Third Party Claim at its own expense with counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party will have the right to participate in the defense thereof and to employ counsel, at its own expense (which expense shall not constitute a Loss), separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party will control such defense (provided, that, if in the reasonable opinion of counsel of the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

available to the Indemnifying Party, or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party). The Indemnifying Party will be liable for the reasonable and documented fees and expenses of counsel employed by the Indemnified Party for any period during which the Indemnifying Party has not assumed the defense thereof (other than during any period in which the Indemnified Party will have failed to give notice of the Third Party Claim as provided above). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, all of the parties hereto will cooperate in the defense or prosecution thereof. Such cooperation will include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information which are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, it will defend or prosecute it diligently and the Indemnifying Party will obtain the prior written consent of the Indemnified Party (not to be unreasonably withheld) before entering into any settlement, compromise or discharge of such Third Party Claim if (i) such settlement, compromise or discharge does not relate solely to monetary damages, (ii) such settlement, compromise or discharge does not expressly, unconditionally and completely release the Indemnified Party from all Losses and liabilities with respect to such Third Party Claim and (iii) the Indemnifying Party is not directly paying the full amount of the Losses in connection with such Third Party Claim. Whether or not the Indemnifying Party will have assumed the defense of a Third Party Claim, the Indemnified Party will not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party’s prior written consent (not to be unreasonably withheld).

(c) If an indemnification payment is received by Buyer Indemnified Party or Seller Indemnified Party, as applicable, and such Indemnified Party later receives insurance proceeds in respect of the related Losses or other recoveries under Section 12.4(a)(ii) above that were not previously credited against such indemnification payment when made, such Indemnified Party shall promptly pay to the Indemnifying Party, an amount equal to the lesser of (A) such insurance proceeds or other recoveries, with respect to such Losses and (B) the net indemnification payment previously paid by such Indemnifying Party with respect to such Losses. Each Indemnified Party shall use commercially reasonable efforts to collect amounts available under available insurance coverage and promptly and diligently pursue such claims relating to any Losses for which it is seeking indemnification.

(d) Each Indemnified Party shall take, and shall cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would reasonably be expected to, or such Indemnified Party believes does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss; provided, that such failure to use such efforts in accordance with the foregoing shall not relieve the Indemnifying Party of its indemnification obligations under this Article XII except and only to the extent that the Indemnifying Party is actually prejudiced thereby.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

ARTICLE XIII.

GENERAL PROVISIONS

SECTION 13.1. Expenses

Except as otherwise specified in this Agreement and the Ancillary Agreements, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses, whether or not the Closing will have occurred. For the avoidance of doubt, Buyer will not have any obligation to make any payment in respect of the initial Firm Order (as defined in the Supply Agreement) if this Agreement is terminated prior to the Closing Date.

SECTION 13.2. Further Assurances and Actions

Each of the parties hereto, upon the request of the other party hereto, whether before or after the Closing and without further consideration, will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged or delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably necessary to effect complete consummation of the transactions contemplated by this Agreement. Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be reasonably necessary in order to consummate or implement expeditiously the transactions contemplated by this Agreement. From and after the Closing, each of the parties shall cooperate and use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, and assist and cooperate with the other parties in doing, all things reasonably requested by the other party hereto with respect to the transactions contemplated hereby.

SECTION 13.3. Notices

All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing signed by the sender and shall be deemed duly given (a) on the date delivered, if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the Business Day after being sent by Federal Express or another recognized overnight mail service which utilizes a written form of receipt for next day or next Business Day delivery or (d) two (2) Business Days after mailing, if mailed by U.S. postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable party at the address set forth below; provided that a party may change its address for receiving notice by the proper giving of notice hereunder:

if to Seller, to:

Teva Pharmaceutical Industries Ltd.

5 Basel Street

P.O.B. 3190

Petach Tikvah, Israel

Attention: [***]

Email: [***]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

and

Teva Pharmaceuticals USA, Inc.

425 Privet Road

PO Box 1005

Horsham, PA 19044 U.S.A.

Attention: General Counsel

Fax: [***]

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Daniel E. Wolf

Facsimile: (212) 446-6460

and

Kirkland & Ellis LLP

655 Fifteenth Street, N.W.

Washington, D.C. 20005

Attention: Mark Kovner

Facsimile: (202) 654-9402

if to Buyer, to:

Dr. Reddy’s Laboratories S.A.

Elisabethenanlage 11

4051 Basel, Switzerland

Attention: [***]

Facsimile: [***]

With a copy (which shall not constitute notice) to:

Linklaters LLP

1345 Avenue of the Americas

New York, NY 10105

Attention: Peter Cohen-Millstein

Facsimile: (212) 903-9100

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

SECTION 13.4. Headings

The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

SECTION 13.5. Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced under any Law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

SECTION 13.6. Counterparts

This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto, in person or by facsimile or electronic image scan, receipt acknowledged in each case, it being understood that all parties hereto need not sign the same counterpart.

SECTION 13.7. Entire Agreement; No Third-Party Beneficiaries

This Agreement and the Exhibits and Schedules hereto constitute the entire agreement and supersede all prior agreements and understandings, both written and oral (including any letter of intent, memorandum of understanding or term sheet), between or among the parties hereto with respect to the subject matter hereof. Except as specifically provided herein, this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 13.8. Governing Law

This Agreement and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the Laws of the State of New York, U.S.A. applicable to agreements made and to be performed entirely in such State.

SECTION 13.9. Jurisdiction, Venue, Service of Process, WAIVER OF JURY TRIAL

(a) Buyer and Seller agree to irrevocably submit to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, U.S.A., for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York, U.S.A. or, if such suit, action or other proceeding may

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail or recognized international courier service to such party’s respective address set forth in Section 13.3 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Agreement. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, U.S.A.

(b) THE BUYER AND THE SELLER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 13.10. Specific Performance

The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement were not performed in accordance with its terms and that the parties hereto will be entitled to seek specific performance of such terms, in addition to any other remedy at Law or in equity, without the necessity of demonstrating the inadequacy of monetary damages and without the posting of a bond.

SECTION 13.11. Allergan

Notwithstanding anything to the contrary contained herein, Buyer, on behalf of itself and its Affiliates acknowledges that neither Allergan nor any of its Affiliates shall have any Liability under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, including, but not limited to, any dispute related to, or arising from, the Transferred Assets.

SECTION 13.12. Publicity

Neither party will make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other parties hereto, which consent will not be unreasonably withheld. Notwithstanding the foregoing, either party may make any public disclosure concerning the transactions contemplated hereby that in the

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

view of such party’s counsel may be required by Law or the rules of any stock exchange on which such party’s or its Affiliates’ securities trade; provided, however, the party making such disclosure will provide the non-disclosing party with a copy of the intended disclosure reasonably, and to the extent practicable, prior to public dissemination, and the parties hereto will coordinate with one another regarding the timing, form and content of such disclosure.

SECTION 13.13. Assignment

Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that after the Closing Date either party may assign its rights and obligations under this Agreement (including without limitation the Licenses and the covenant not to sue contained in Section 2.5), without the prior written consent of the other party, to an Affiliate or to a successor of the assigning party by reason of merger, sale of all or substantially all of its assets or portion of its business which relates to a Product or any number of the Products, or any similar transaction. Any permitted assignee or successor-in-interest will assume all obligations of its assignor under this Agreement. No assignment will relieve either party of its responsibility for the performance of any obligation, including indemnification obligations. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[signature page follows]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

TEVA PHARMACEUTICAL INDUSTRIES LTD.

By:	/s/ Dror Bashan
Name:	Dror Bashan
Title:	SVP, Head of M&A Global BD Teva Pharmaceuticals Industries 6/6/16

By:	/s/ Eyal Desheh
Name:	Eyal Desheh
Title:	Executive Vice President Chief Financial Officer

[Signature page to the Teva Asset Purchase Agreement]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

IN WITNESS WHEREOF, the parties hereto have caused this Asset Purchase Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

DR. REDDY’S LABORATORIES S.A.

By:	/s/ Sameer Natu
Name:	Sameer Natu
Title:	Sr Director

By:	/s/ Rujul A. Pandya
Name:	Rujul Pandya
Title:	Director

[Signature page to the Teva Asset Purchase Agreement]

EXHIBIT D

Supply Agreement

(see attached)

Exhibits and Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that we may request, pursuant to applicable rules, confidential treatment for any schedule or exhibit so furnished.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

EXECUTION VERSION

SUPPLY AGREEMENT

BETWEEN

TEVA PHARMACEUTICAL INDUSTRIES LTD.

AND

DR. REDDY’S LABORATORIES S.A.

DATED AS OF

JUNE 10, 2016

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i

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ii

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SUPPLY AGREEMENT

This Supply Agreement (this “Supply Agreement”), dated as of June 10, 2016, by and between Dr. Reddy’s Laboratories S.A., a company organized under the laws of Switzerland (“Buyer”), and Teva Pharmaceutical Industries Ltd., an Israeli corporation, acting directly or through its Affiliates (“Teva” or the “Manufacturer”).

WITNESSETH:

WHEREAS, the United States Federal Trade Commission (“FTC”) Staff has raised the concern that the proposed acquisition (the “Proposed Allergan Transaction”) of certain businesses and assets of Allergan plc (“Allergan”) by Teva pursuant to that Master Purchase Agreement dated as of July 26, 2015, by and between Allergan and Teva, as it may be amended from time to time (the “Master Purchase Agreement”), may produce anti-competitive effects in the alleged relevant product market(s) in the United States for the generic pharmaceutical pipeline products listed on Schedule 6.1 (as such products are more specifically identified in this Supply Agreement), which would not be in the public interest, including, but not limited to, by eliminating competition between Teva and Allergan;

WHEREAS, in order to resolve the concerns raised by the FTC Staff in these alleged product markets in the United States, Teva has agreed to divest certain assets relating to these products to Buyer, to permit Buyer to replace the lost competition by manufacturing, marketing and selling the generic products referred to above into the respective alleged product markets;

WHEREAS, pursuant to that certain Asset Purchase Agreement, dated as of the date hereof, by and between Buyer and the Manufacturer (the “Asset Purchase Agreement”), Buyer purchased certain assets relating to the Supply Products (the “Acquisition”);

WHEREAS, in connection with the Acquisition, Buyer desires to engage the Manufacturer to manufacture and/or supply the Supply Products to Buyer on a transitional basis, and to provide Buyer with ample opportunity to establish its own Manufacturing capabilities, whether directly or through a third party, upon the terms and subject to the conditions set forth herein;

WHEREAS, the Manufacturer wishes to manufacture and/or supply the Supply Products to Buyer upon the terms and subject to the conditions set forth herein; and

WHEREAS, the FTC has or is about to issue an Order governing the scope, nature, extent and requirements of this Supply Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereto agree as follows:

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ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Any capitalized terms or any other terms specifically defined in the Asset Purchase Agreement and used herein will have the meaning ascribed to them in the Asset Purchase Agreement, unless otherwise expressly set forth below or herein. As used herein the words “including” or “includes” shall be deemed to mean “including, without limitation,” or “includes, without limitation”.

As used in this Supply Agreement, the following terms will have the meanings ascribed to them below:

(a) “[***] Customers” means [***]

(b) “Acquisition” has the meaning set forth in the recitals.

(c) “Actual Manufacturing Costs” has the meaning set forth in Section 6.1.

(d) “Allergan” has the meaning set forth in the recitals.

(e) “ANDA” means the abbreviated new drug application for each Supply Product as approved by the FDA.

(f) “API” means active pharmaceutical ingredient.

(g) “Asset Purchase Agreement” has the meaning set forth in the recitals.

(h) “Buyer” has the meaning set forth in the preamble.

(i) “Buyer Taxes” has the meaning set forth in Section 6.4.

(j) “Buyer Trademark” has the meaning set forth in Section 11.1.

(k) “cGMP Requirements” means the FDA’s current good manufacturing practice requirements as promulgated under the FFDCA at 21 C.F.R. (parts 11, 210 and 211), and as further defined by FDA guidance documents, as such may be amended from time to time.

(l) “COA” has the meaning set forth in Section 3.3(b).

(m) “COC” has the meaning set forth in Section 3.3(b).

(n) “Capped Product” means each of the following Supply Products: Phentermine HCl/Topiramate ER Capsules (generic Qsymia) or Metformin HCl/Saxagliptin ER Tablets (generic Kombiglyze XR).

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(o) “Commercial Viability” means the successful validation and qualification of a Supply Product and the receipt of all necessary approvals with respect to the commercial launch of such Supply Product.

(p) “End Date” means (a) with respect to Phentermine HCl/Topiramate ER Capsules (generic Qsymia), [***], and (b) with respect to Metformin HCl/Saxagliptin ER Tablets (generic Kombiglyze XR), [***].

(q) “FFDCA” means the Federal Food, Drug, and Cosmetic Act, 21 U.S.C. §§ 301 et seq., as amended.

(r) “Firm Order” has the meaning set forth in Section 3.2(a).

(s) [***]

(t) “Force Majeure” has the meaning set forth in Section 8.1.

(u) “Forecast” has the meaning set forth in Section 3.1.

(v) “Forms” has the meaning set forth in Section 12.6.

(w) “FTC” has the meaning set forth in the recitals.

(x) “FTC Interim Monitor” means the monitor appointed by the FTC pursuant to the Decision and Order in In the Matter of Teva Pharmaceutical Industries Ltd. in 2016 relating to the Proposed Allergan Transaction.

(y) “Generic Product” has the meaning set forth in Section 3.2(e).

(z) “Initial Term” has the meaning set forth in Section 7.1.

(aa) “Manufacturer” has the meaning set forth in the preamble.

(bb) “Manufacturing” or “Manufactured” means the manufacture and packaging of Supply Products, including, without limitation, mix, fill and finish.

(cc) “Master Purchase Agreement” has the meaning set forth in the recitals.

(dd) [***]

(ee) “Party” or “Parties” means the Manufacturer and/or Buyer, as applicable.

(ff) “Proposed Allergan Transaction” has the meaning set forth in the recitals.

(gg) “Purchase Order Date” has the meaning set forth in Section 3.2(a).

(hh) “Quality Agreement” has the meaning set forth in Section 5.6.

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(ii) [***]

(jj) “Reference Product” means the reference listed drug product for the relevant Supply Product.

(kk) “Select Pipeline Product” means each of the following Supply Products: Ethinyl Estradiol/Etonogestrel (generic NuvaRing) and Phentermine HCl/Topiramate ER Capsules (generic Qsymia).

(ll) “Specifications” means the requirements and standards for the Supply Products as required by applicable Law, the relevant ANDA and cGMP Requirements, as may be amended or supplemented (a) in accordance with this Supply Agreement or the Quality Agreement, (b) as required by applicable Law, the relevant ANDA (as may be amended or supplemented) or cGMP Requirements, or (c) by the mutual written agreement of the parties.

(mm) “Successful Product Technology Transfer” has the meaning set forth in Section 7.1.

(nn) “Supply Agreement” has the meaning set forth in the preamble.

(oo) “Supply Failure” means, except in the event of a Force Majeure, the inability of Manufacturer to supply at least [***] percent ([***]%) of ordered quantities of Supply Product to Buyer for a period of at least [***] following the confirmed delivery date set forth in a Firm Order.

(pp) “Supply Products” means the pharmaceutical Supply Products listed on Schedule 6.1 that are to be supplied by the Manufacturer to Buyer hereunder.

(qq) “Term” has the meaning set forth in Section 7.1.

(rr) “Teva” has the meaning set forth in the recitals.

(ss) “Transfer Prices” means the amount(s) to be paid by Buyer to the Manufacturer pursuant to Section 6.1 and as may be adjusted from time to time pursuant to Section 6.2.

Section 1.2 Incorporation by Reference and Supremacy of FTC Order.

(a) Incorporation of FTC Order. The Parties hereby agree and acknowledge that the terms and provisions of the Order of the FTC shall govern this Supply Agreement. The terms and provisions of the Order that pertain to this Supply Agreement are hereby deemed incorporated by reference into this Supply Agreement.

(b) Supremacy of FTC Order. To the extent that any term or provision of this Supply Agreement conflicts with any corresponding term or provision of the Order, the Parties hereby agree that the terms or provisions of the Order shall control the rights and obligations of the Parties.

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(c) Supremacy of Certain Terms and Provisions of this Supply Agreement. Notwithstanding the application of Section 1.2(b), the Parties hereby agree that to the extent that any terms or provisions of this Supply Agreement do not conflict with the Order, but confer greater rights or benefits to Buyer, or more greatly obligate the Manufacturer, than the corresponding terms or provisions of the Order, then the terms or provisions of this Supply Agreement shall control the rights and obligations of the Parties.

ARTICLE II

MANUFACTURE AND SALE OF SUPPLY PRODUCTS

Section 2.1 Engagement. During the Term and upon the terms and subject to the conditions set forth herein, Buyer hereby agrees to purchase from Manufacturer and the Manufacturer agrees to supply the Supply Products to Buyer for sale by Buyer in the Territory. The Manufacturer shall have the right to subcontract its obligations under this Supply Agreement to a third party; provided, however that the Manufacturer shall be responsible for all the acts and omissions of the subcontractor and no subcontract shall release the Manufacturer from its responsibility for its obligations under this Agreement.

Section 2.2 Sale and Distribution. Buyer will sell the Supply Products only in the Territory and will not directly or indirectly sell or otherwise distribute the Supply Products outside of the Territory. Buyer shall have the sole and exclusive right to determine all terms and conditions of sale by it of the Supply Products.

Section 2.3 Packaging and Labeling. Supply Products and all labeling and packaging used in connection therewith shall include the appropriate product trademarks associated with any specific Supply Product, in the manner and to the extent specified in the Specifications. Buyer will be responsible for ensuring the accuracy of all information contained on all labels for Supply Products and for the compliance of all such labels with applicable Governmental Rules. The Manufacturer will, or will cause its contractors to, supply all packaging and labels for Supply Products under this Supply Agreement. Such packaging and labels will be in accordance with the Specifications. The Manufacturer will make any changes to labeling and packaging Specifications required in writing by Buyer, at Buyer’s sole cost and expense, within a reasonable timeframe to be agreed upon in writing by both Parties. Buyer will be responsible for submitting any such changes to all applicable Governmental Entities for approval, and, if required, the Manufacturer shall provide all support and documents reasonably necessary in this regard.

Section 2.4 Facility Maintenance; Inspection; Reports.

(a) The Manufacturer shall, at all times, maintain and operate, or cause its contractors to maintain and operate, all facilities where Supply Products are Manufactured, packaged, tested, stored, warehoused or shipped, and implement such quality control procedures, as is reasonably required so as to be able to perform its obligations hereunder in accordance with all applicable Governmental Rules, including, without limitation, the cGMP Requirements. Not more than [***] (or more often for follow-up audits or inspections directed at significant or critical quality issues observed during the regular audit or brought to

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Buyer’s attention through customer complaints or claims or by Governmental Entities), the Manufacturer shall permit, or cause its contractors to permit, quality assurance representatives of Buyer or designated third parties to inspect such facilities, operations, documents, and records related to the handling, manufacture, testing, inspection, packaging, storage, disposal and transportation of the Supply Products by the Manufacturer or the applicable contractor upon reasonable notice (which shall not be less than [***]), during normal business hours and on a confidential basis. The Manufacturer shall also permit, and cause its contractors to permit, representatives of the FDA to inspect such facilities as requested by the FDA. The Manufacturer shall promptly provide, or cause its contractor to provide, Buyer with a copy of any FDA Form 483s received at the conclusion of an inspection relating to any Supply Product or any facility where any Supply Product is Manufactured (to the extent the observation affects the manufacture of the Supply Product).

(b) The Manufacturer shall maintain adequate and accurate records consistent with the applicable Specifications, including records covering quality control testing and release of the Supply Products and all other Manufacturing services provided hereunder in material compliance with the cGMP Requirements and any other relevant Governmental Rules, at all times during the performance of the Manufacturing services and for a period as required by Governmental Rules.

(c) The Manufacturer shall promptly notify Buyer of any FDA inspection of the Manufacturing facilities, as far in advance as reasonably possible (but in any event no later than [***] after such inspection) if such inspection pertains to any Supply Product and, in such case, shall make all such records available to the FDA as required by applicable Governmental Rules. The Manufacturer shall promptly notify Buyer of any such disclosure and shall provide copies of any records made available to FDA, but only if and to the extent the same relate to the Supply Products and the Manufacturer’s obligations hereunder (redacted as appropriate to reflect any confidential information of the Manufacturer and its other customers); provided that any such disclosure shall be for this limited purpose and Buyer shall hold such information in confidence, and may not share any such information with any third parties except as required by a Governmental Entity or by Governmental Rules.

(d) Subject to the foregoing record maintenance requirement and only with respect to any Supply Product that is supplied by the Manufacturer pursuant to an ANDA that is not a retained ANDA, the Manufacturer shall notify Buyer before destroying any records developed under this Supply Agreement and maintained in accordance with Section 2.4(b). In such case, Buyer shall have the option of having the records shipped to Buyer in accordance with Buyer’s reasonable instructions and at Buyer’s sole cost and expense. Buyer shall also have the option, at any time not later than [***] after the termination date of this Supply Agreement, of having one copy of any records developed under this Supply Agreement shipped to Buyer in accordance with Buyer’s reasonable instructions and at Buyer’s sole cost and expense.

Section 2.5 Adverse Events. Prior to the Closing Date, the Parties shall each assign a representative to negotiate in good faith and agree on a process and procedure for sharing adverse event information which shall be documented in a pharmacovigilance agreement which the Parties shall use commercially reasonable efforts to agree upon and execute prior to the

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Closing Date, but in any event no later than [***] from the Closing Date. Pending adoption of such agreement, the Parties shall implement a transition plan for exchange of any and all information concerning adverse events related to use of the Supply Products regardless of source, and the Parties shall ensure compliance with legal requirements.

ARTICLE III

FORECASTS, ORDERS AND SHIPMENT

Section 3.1 Forecasts. In order to assist in the planning of production runs for the Supply Products, Buyer will, within [***] following the Closing Date, provide the Manufacturer with a non-binding written forecast of estimated quantities of Supply Product that Buyer anticipates ordering from the Manufacturer during the next [***] period (the “Forecast”). This initial Forecast will be updated monthly on a rolling [***] basis and such updated Forecast will be promptly delivered to the Manufacturer by Buyer; provided that, in any updated Forecast, Buyer may not [***]. Buyer will forecast in amounts comprising full batch quantities, as such quantities are set forth on Schedule 6.1. Each Forecast will be made by Buyer in good faith, taking into account reasonable projections of demand for the Supply Products including, without limitation, demand in line with prescription trends, and allowing for reasonable safety stock. The Manufacturer shall use its commercially reasonable efforts to ensure sufficient Manufacturing capacity to meet the Forecast.

Section 3.2 Orders.

(a) Buyer will place firm purchase orders (“Firm Orders”) for Supply Products in writing for delivery at least [***] after the Purchase Order Date. The Manufacturer shall accept or reject each Firm Order in writing within [***] after its receipt of each order, and may only reject a Firm Order that [***]. Each Firm Order will specifically refer to this Supply Agreement and will specify the quantity and description of each Supply Product ordered, the requested delivery date (which delivery dates will not be on a Saturday, Sunday or holiday), the delivery address, the transportation method and carrier and any special instructions requested; provided that [***]. The minimum size of any order placed by Buyer will be a full batch in accordance with Schedule 6.1 hereto and larger orders shall be whole number multiples of a batch, except with the advance approval of the Manufacturer. The Supply Products set forth in Firm Orders will be delivered to such location as Buyer designates in writing to the Manufacturer from time to time.

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The date an order will be deemed placed (the “Purchase Order Date”) will be the date that the Manufacturer actually receives the purchase order form. Buyer will be fully responsible for any changes to a Firm Order. Orders will be deemed accepted by the Manufacturer unless the Manufacturer provides notification of rejection to Buyer within [***] of receipt of the Firm Order. In the event that a Firm Order is rejected, the Manufacturer shall provide to Buyer the reasons for rejection in writing and the Manufacturer and Buyer will cooperate in good faith to promptly resolve any issues raised by such order. The Manufacturer shall use commercially reasonable efforts to timely supply any Supply Products in accordance with the resolution of a rejected Firm Order.

(b) The Manufacturer will supply the Supply Products in accordance with each Firm Order placed pursuant to the terms of this Supply Agreement by Buyer and accepted by the Manufacturer including the quantities and delivery dates requested in each Firm Order. Each Firm Order will set forth a delivery date, not less than [***] after the date of such order. Consistent with the terms of the Order, the Manufacturer shall take all reasonably necessary actions to ensure fulfillment of any Firm Order without interruption or delay. In the event delivery of Supply Products pursuant to a Firm Order will be delayed, the Manufacturer will promptly notify Buyer in writing and if delayed by more than [***], Buyer will be entitled to revise its Forecasts and reschedule orders under Section 3.1 and this Section 3.2 to address such delay in a reasonable manner without penalty of any kind whatsoever; provided, however, that any revision shall not be deemed a waiver by Buyer of any claim for a breach of this Section 3.2(b) by the Manufacturer.

(c) Notwithstanding any other provisions to the contrary herein or in the Asset Purchase Agreement, the Manufacturer in its sole discretion may supply or cause its Affiliate to supply Buyer with the Supply Products listed on Schedule 6.1 from a facility approved as a Manufacturing site under the applicable ANDA retained by the Manufacturer or an Affiliate, and the Parties shall cooperate with each other to effectuate any changes to the labeling, packaging or ANDA that may be required due to such fulfillment from the alternate Manufacturing site.

(d) The terms of this Supply Agreement shall prevail over any conflicting, inconsistent or additional terms set forth in any Firm Order.

(e) In the event that the Manufacturer is unable to, or fails to, fulfill any Firm Order placed in connection with or following the launch of a Supply Product, [***].

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Section 3.3 Delivery.

(a) All Supply Products shipped under this Supply Agreement will be shipped EXW (Incoterms 2010) the Manufacturer’s facility or, if applicable, the designated facility of its contract manufacturer to such location designated by Buyer in the applicable Firm Order. Buyer will pay all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of Supply Products purchased by Buyer. Title and risk of loss and damages to Supply Products purchased by Buyer will pass to Buyer upon delivery to the carrier. In the event of damage or loss to the Supply Products after delivery to the carrier, Buyer will be responsible to file claims with the carrier. The Manufacturer shall notify Buyer of the following information concurrently with each shipment of Supply Product: (i) date of shipment, (ii) quantity and type of Supply Product shipped, and (iii) order number or other identifying information.

(b) The Manufacturer shall perform quality assurance testing with respect to the Supply Products sold hereunder, including stability testing, so that the Supply Products conform with the Specifications. With each shipment of Supply Products to Buyer, the Manufacturer shall provide Buyer with a Certificate of Analysis (“COA”) and a Certificate of Compliance (“COC”) confirming that the Supply Products in such shipment have been tested in accordance with the ANDAs and meet the Supply Products Specifications. The results of such testing shall accompany each COA. In addition, with each shipment of Supply Products to Buyer, the Manufacturer shall provide to Buyer a COC confirming that the Supply Products in such shipment have been manufactured in accordance with all of the requirements of the Agreement and the ANDA, in all material respects. Any deviations and investigations related to such Supply Products shall be completed in compliance with applicable ANDA, cGMP Requirements and the Quality Agreement (as defined in Section 5.6 hereof).

(c) Buyer represents and warrants that it will not ship Supply Product prior to the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties of the Manufacturer.

The Manufacturer hereby represents and warrants to Buyer as follows:

(a) Supply Product Compliance. All Supply Products delivered pursuant to this Agreement by the Manufacturer (or any sub-contractor thereof) to Buyer or its designee during the Term will at shipment be in compliance in all material respects with this Supply Agreement, the Specifications, the Quality Agreement and applicable Governmental Rules, including the cGMP Requirements, and the Manufacturing of such Supply Products will have been in accordance with this Supply Agreement, the Specifications and cGMP Requirements. At the time the Manufacturer makes Supply Product available for pick-up by Buyer (or Buyer’s carrier), the Supply Products shall: (i) not be adulterated or misbranded within the meaning of the FFDCA or within the meaning of any applicable state or municipal law in which the

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definitions of adulteration and misbranding are substantially the same as those contained in the FFDCA, as such FFDCA and such laws are constituted and in effect at the time of delivery; (ii) not be an article that may not be introduced into interstate commerce under the provisions of Sections 404 and 505 of the FFDCA; and (iii) have a shelf life that is not more than six (6) months into the product expiration.

(b) Authorization. This Supply Agreement has been duly executed and delivered by the Manufacturer and, assuming due execution and delivery by Buyer, constitutes a valid and binding obligation, enforceable against the Manufacturer in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Supply Agreement have been duly authorized by all necessary action on the part of the Manufacturer and its respective officers and directors.

(c) No Encumbrance. Title to all Supply Products supplied to Buyer hereunder shall pass to Buyer as provided herein free and clear of all Encumbrances, other than Permitted Encumbrances.

(d) Absence of Conflicts. The execution, delivery and performance of this Supply Agreement by the Manufacturer does not conflict with or constitute a default under any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, does not conflict with any provision of any of its organizational documents and does not conflict with or violate any Governmental Rule or court order or decree. No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Manufacturer in connection with the execution, delivery and performance of this Supply Agreement, other than such consents, registrations, declarations or filings (i) that are required to be obtained under the Order and (ii) the failure of which to obtain or make would not reasonably be expected to have a material adverse effect on the ability of Manufacturer to perform its obligations under this Supply Agreement; except for receipt of FDA approval of any Product ANDA related to a Product that has not been approved by the FDA as of the Closing Date.

(e) Organization and Standing. The Manufacturer is a corporation, duly organized, validly existing and in good standing under the laws of Israel.

(f) Power and Authority. The Manufacturer has the corporate power and authority to execute, deliver and perform this Supply Agreement and to consummate the transactions contemplated hereby.

(g) Compliance With Law. The Manufacturer has and will maintain throughout the Term of this Agreement all permits, licenses, registrations and other forms of governmental authorization and approval as required by law in order for the Manufacturer to execute and deliver this Agreement and to perform its obligations hereunder in accordance with all applicable laws.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

(h) No Debarment. The Manufacturer is not debarred and has not and will not use in any capacity the services of any person debarred under subsection 306(a) or (b) of the Generic Drug Enforcement Act of 1992. If at any time this representation and warranty is no longer accurate, the Manufacturer shall promptly notify Buyer of such fact.

(i) No Enforcement Actions. There are no pending or, to the Knowledge of the Manufacturer, threatened enforcement actions, recalls, withdrawals or notices of health or safety risks to or from the FDA or other federal, state or foreign Governmental Entity which has jurisdiction over the Manufacturer’s operations which relate to the Supply Products.

Section 4.2 Representations and Warranties of Buyer.

Buyer hereby represents and warrants to the Manufacturer as follows:

(a) Authorization. This Supply Agreement has been duly executed and delivered by Buyer and, assuming due execution and delivery by the Manufacturer, constitutes a valid and binding obligation, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to creditors’ rights generally and by general equitable principles. The execution, delivery and performance of this Supply Agreement have been duly authorized by all necessary action on the part of Buyer and its respective officers and directors.

(b) Absence of Conflicts. The execution, delivery and performance of this Supply Agreement by Buyer does not conflict with or constitute a default under any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, does not conflict with any provision of any organizational documents of Buyer and does not conflict with or violate any Governmental Rule or court order or decree. No consent of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Buyer in connection with the execution, delivery and performance of this Supply Agreement, other than such consents, registrations, declarations or filings (i) that are required to be obtained under the Order and (ii) the failure of which to obtain or make would not reasonably be expected to have a material adverse effect on the ability of Buyer to perform its obligations under this Supply Agreement.

(c) Organization and Standing. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of Switzerland.

(d) Power and Authority. Buyer has the corporate power and authority to execute, deliver and perform this Supply Agreement and to consummate the transactions contemplated hereby.

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ARTICLE V

QUALITY ASSURANCE

Section 5.1 The Manufacturer’s Covenants.

The Manufacturer hereby covenants during the Term that it will (and use commercially reasonable efforts to cause its contractors to):

(a) manufacture, fill, package, test, handle, store, warehouse and ship the Supply Products in conformity with this Supply Agreement, Quality Agreement, Governmental Rules, and cGMP Requirements and the Specifications;

(b) promptly (but in any event no later than [***] after becoming aware) inform Buyer of any adverse events related to the Supply Products and any inspections, communications, or material issues raised by the FDA in connection with the Manufacturing of the Supply Products, and shall provide Buyer with copies of any correspondence (including emails) relating thereto;

(c) obtain and maintain all permits reasonably necessary to Manufacture and supply all Supply Product subject to an FDA approved ANDA in accordance with the Specifications, applicable Governmental Rules and this Supply Agreement; and

(d) if the Manufacturer becomes aware of any Supply Products that have not been Manufactured in accordance with the Specifications and that have been supplied, promptly take such corrective action as shall be reasonably necessary to correct such non-conformity and inform Buyer in writing.

Section 5.2 Buyer’s Covenants

Buyer hereby covenants during the Term that it will:

(a) hold, store, handle, ship, deliver, distribute and/or sell the Supply Products (i) in accordance with applicable cGMP Requirements and Governmental Rules, including, but not limited to, any risk management programs required by the FDA; and (ii) in compliance with the Specifications;

(b) enter into all necessary compliance agreements as may be reasonably designated by the Manufacturer, including, but not limited to, agreements to cover quality assurance and adverse incident reporting; and

(c) except in respect of the requirements set forth in Section 3.3(b) and Section 5.1 hereof and the Quality Agreement, upon delivery of the Supply Products to Buyer, Buyer will be solely responsible for compliance with all quality control testing and other testing requirements set forth in this Supply Agreement and all related Governmental Rules with respect to such Supply Products.

Section 5.3 Rejection of Delivered Supply Products. Within [***] of receipt of any shipment of Supply Product and applicable COA and COC by Buyer at its applicable warehouse, Buyer will inspect the Supply Product, COA and COC and advise the Manufacturer of any defect (other than hidden defects) whereby the Supply Product does not conform to the Specifications. Any Supply Product not refused within [***] will be deemed accepted. If Buyer wishes to refuse acceptance, Buyer will, within such [***] period, provide written notice to the Manufacturer of its refusal to accept the defective Supply Product and the

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reason(s) therefor. In the event a hidden defect (i.e. one which could not have been reasonably identified during the initial [***] Buyer inspection period) is discovered at a later date whereby the Supply Product does not conform to the Specifications, Buyer shall inform the Manufacturer as soon as Buyer becomes aware of the alleged hidden defect. In the event that Buyer refuses acceptance or rejects the Supply Product due to a hidden defect, the Manufacturer, upon confirmation of the reasons for refusal or rejection of the Supply Product, will replace within [***] or as soon as reasonably practicable the defective Supply Product at the Manufacturer’s sole cost and expense or refund the Transfer Price, at Buyer’s option. If the Manufacturer and Buyer do not agree on the refusal or rejection of Supply Products, then either Party may refer the matter for final analysis to a specialized laboratory of national reputation acceptable to both Parties for the purpose of determining the results. Any determination by such laboratory will be final and binding upon the Parties. The cost of any such review by a laboratory shall be borne by Buyer if it is determined that the Supply Product conforms to the Specifications, and by the Manufacturer if determined that it does not. Except as set out in this Section 5.3 and Section 10.1, the Manufacturer shall have no liability to Buyer for any defect for which it has not received notice from Buyer as specified herein.

Section 5.4 Non-Conforming Supply Products. Notwithstanding any other provisions of this Supply Agreement, Buyer agrees to return to the Manufacturer (or, at Manufacturer’s direction, to its contractors) any Supply Products that do not conform with the Specifications at the time of shipment to Buyer, or if Buyer and the Manufacturer mutually agree, to dispose of such Supply Products as the Manufacturer may direct. The Manufacturer shall be responsible for the reasonable and documented costs associated with the return and proper disposal of all such Supply Products not in conformance with the Specifications at the time of shipment and shall promptly (and, in any event, within [***] or as soon as reasonably practicable) replace (at Manufacturer’s cost) or credit, at the option of Buyer, such non-conforming Supply Products.

Section 5.5 Recall. Manufacturer shall maintain traceability records in accordance with the applicable Governmental Rules, including cGMP Requirements, and in accordance with any written instructions or guidelines provided to the Manufacturer by Buyer, necessary to permit a recall, field correction or other notification to the field, of the Supply Products. Buyer, in consultation with the Manufacturer, shall have the exclusive right to institute a recall and shall be responsible for managing the recall and communications with customers and Governmental Entities; provided, however, notwithstanding the preceding, that for any Supply Product supplied pursuant to an ANDA owned by the Manufacturer, the Manufacturer, in consultation with Buyer, shall have the exclusive right to institute a recall and shall be responsible for managing the recall and communications with customers and Governmental Entities. The Parties shall cooperate with each other in connection with any such efforts. In the event that any Supply Product is quarantined or recalled by Buyer, or is subject to stop-sale action, whether voluntary or by governmental action, it is agreed and understood that any expenses, including any out-of-pocket administrative costs and reasonable and documented fees of any experts or attorneys that may be utilized by either Party, government fines or penalties, related to such recall, quarantine or stop-sale, will be borne by Buyer unless it is determined that the reason for the quarantine, recall or stop-sale action is the result of the breach by the Manufacturer of its obligations under this Supply Agreement, and in such case such expenses will be shared according to the relative responsibility of each Party; provided, however, that in such case, any expenses, costs, fees, fines or penalties borne by the Manufacturer under this Section 5.5 shall be subject to the provisions of Section 10.5(b). Said determination may be made by the Governmental Entity involved, or by mutual agreement of the Parties following examination and review of all records pertinent to the manufacture of the Supply Products subject to such recall.

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Section 5.6 Quality Procedures. The Manufacturer and Buyer shall comply with the terms of the quality requirements set forth in a quality agreement to be negotiated in good faith by the Parties and entered into by the Parties prior to the commercial launch of the applicable Supply Product (the “Quality Agreement”) with respect to the manufacture of such Supply Products. To the extent that any inconsistencies or conflicts exist between the Quality Agreement and this Supply Agreement with regard to quality requirements and compliance with Governmental Rules, the provisions in the Quality Agreement shall prevail.

Section 5.7 Regulatory Communications. Buyer shall be responsible for communicating with the FDA regarding the Supply Products and the Manufacturing performed by the Manufacturer hereunder and the Manufacturer shall not initiate contact with the FDA or such other regulatory authority regarding the Supply Products or the Manufacturing without Buyer’s prior written consent, except when required by the terms of this Supply Agreement or by applicable Governmental Rules; provided, however, notwithstanding the preceding, that for any Supply Products supplied pursuant to an ANDA owned by the Manufacturer, the Manufacturer shall be responsible for communicating with the FDA regarding such Supply Products and the Manufacturing performed by the Manufacturer hereunder and Buyer shall not initiate contact with the FDA or such other regulatory authority regarding the Supply Products or the Manufacturing without Manufacturer’s prior written consent, except when required by the terms of this Supply Agreement or by applicable Governmental Rules. Each Party shall provide reasonable assistance to the other Party upon such Party’s reasonable request, and at the requesting Party’s sole cost and expense, with respect to such regulatory communications.

ARTICLE VI

PRICE AND PAYMENTS

Section 6.1 Prices. The prices payable by Buyer for each of the Supply Products will be the prices set forth on Schedule 6.1 and will be adjusted pursuant to Section 6.2 (as adjusted, “Transfer Price”). The prices for the Supply Products set forth on Schedule 6.1 are [***].

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Section 6.2 Adjustment.

(a) On each anniversary of the date the Manufacturer fulfills an initial Firm Order with respect to any Supply Product, the Manufacturer shall have the right to increase the Transfer Price of such Supply Product, at the election of the Manufacturer upon written notice to Buyer, by [***].

(b) Unless the transfer of the Product Technology (as defined in the Asset Purchase Agreement) pursuant to Section 7.3(b) of the Asset Purchase Agreement has been completed, on the fourth anniversary of the date the Manufacturer fulfills an initial Firm Order with respect to any Supply Product (“Year Four End Date”), the Manufacturer shall have the right to a payment equal to [***] percent ([***]%) of total annual costs of goods for the applicable Supply Product for the period beginning on the date immediately after the third anniversary of the date the Manufacturer fulfills an initial Firm Order with respect to any Supply Product and ending on the Year Four End Date.

Section 6.3 Invoices. The Manufacturer will send all invoices in respect of any Supply Products to a single address specified in writing by Buyer to the Manufacturer following the date that such Supply Products subject to any Firm Order shall have been made available to Buyer under Section 3.3(a). Payments for Supply Products sold hereunder will be made by Buyer to the Manufacturer within [***] after the date of the invoice by check or electronic funds transmission in United States dollars as specified in any invoice, without any offset or deduction of any nature whatsoever. Notwithstanding the foregoing, the Parties acknowledge that the Manufacturer shall not invoice Buyer, and Buyer shall have no obligation to make payment hereunder, prior to the Closing Date. All payments will be made to such account as the Manufacturer will have specified in writing to Buyer with written confirmation of payment sent by facsimile to such address as the Manufacturer will have specified in writing to Buyer. If Buyer fails to pay any undisputed invoiced amount when due, a service charge will be imposed by the Manufacturer equal to the lesser of [***] or the highest rate permitted by law of the outstanding amount for each month or portion thereof that such undisputed amount is overdue.

Section 6.4 Taxes, etc. Buyer will bear solely the cost of any taxes, levies, duties or fees of any kind, nature or description whatsoever applicable to the sale and transportation of Supply Product sold by the Manufacturer to Buyer (“Buyer Taxes”), and Buyer will forthwith pay to the Manufacturer all such sums upon demand. The Manufacturer and Buyer shall cooperate with each other and use their commercially reasonable efforts to obtain any certificate or other document from any person as may be necessary to mitigate, reduce or eliminate any such Buyer Taxes.

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Section 6.5 Separate Sale. Each shipment of Supply Product to Buyer will constitute a separate sale, obligating Buyer to pay therefor, whether said shipment is in whole or only partial fulfillment of any order or confirmation issued in connection therewith.

Section 6.6 Deductions. Except as otherwise required by applicable law, Buyer agrees not to make any deductions of any kind from any payments becoming due to the Manufacturer unless Buyer will have received prior written authorization from the Manufacturer authorizing such deduction.

ARTICLE VII

TERM AND TERMINATION

Section 7.1 Term. The provisions of this Supply Agreement will commence on the date hereof and will expire on the [***] anniversary of the commercial launch of such Supply Product unless earlier terminated in accordance with this Article VII (the “Initial Term”). On a Supply Product-by-Supply Product basis, prior to the date on which (i) Seller has successfully completed the transfer of the Product Technology pursuant to Section 7.3(b) of the Asset Purchase Agreement and (ii) Buyer has begun independent manufacturing and sales of the applicable Supply Product (“Successful Product Technology Transfer”), this Supply Agreement may be extended (x) with respect to Select Pipeline Products, [***] and (y) with respect to the other Supply Products, [***] in each case, subject to approval of the FTC Staff or the FTC Interim Monitor, and subject to earlier termination in accordance with this Article VII (together with the Initial Term, the “Term”). Notwithstanding the foregoing, in no event shall the Manufacturer be required to supply any Capped Product following the applicable End Date.

Section 7.2 Termination. Either the Manufacturer, on the one hand, or Buyer, on the other hand, as applicable, will have the right to terminate this Supply Agreement with immediate effect (except as otherwise stated below) upon written notice to the other upon the occurrence of the following:

(a) the Manufacturer, on the one hand, or Buyer, on the other hand, files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or becomes subject to involuntary proceedings under any bankruptcy or insolvency Law;

(b) the Manufacturer, on the one hand, or Buyer, on the other hand, fails to cure any non-compliance with any of the terms and conditions hereof within the time period specified in any prior written notice (which will be at least [***]) delivered to the non-compliant Party by another Party; provided; however, that the Manufacturer shall be permitted to terminate under this Section 7.2(b) only for Buyer’s failure to pay amounts due to the Manufacturer pursuant to this Supply Agreement and not disputed in good faith by Buyer (it being understood that any amounts due for Supply Product rejected pursuant to Section 5.3 shall be deemed to be disputed in good faith);

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(c) if Buyer believes it has sufficient alternative supply of any Supply Product to meet its needs, then Buyer may terminate this Supply Agreement with respect to such Supply Product upon [***] prior written notice to the Manufacturer;

(d) except as specifically provided in Section 7.2(b), the Manufacturer shall not have any right to terminate its supply obligations under this Supply Agreement as a result of any breach by Buyer; provided, however, that the Manufacturer shall be entitled to seek all other remedies available at law or in equity;

(e) if the Parties mutually agree in writing to terminate this Supply Agreement, following the provision of prior notice to the FTC Staff or the FTC Interim Monitor;

(f) with respect to each Supply Product, the Successful Product Technology Transfer; or

(g) termination of the Asset Purchase Agreement pursuant to Section 11.1(a) thereof.

Section 7.3 Effects of Termination.

If this Supply Agreement is terminated pursuant to Section 7.2:

(a) Buyer acknowledges and agrees that the Manufacturer will be entitled to cancel any Firm Order accepted prior to the date of termination, and will not be obligated to supply any Supply Products ordered by Buyer pursuant to such Firm Order, with respect to any Supply Products to be delivered after the effective date of the termination. In addition, Buyer shall purchase from the Manufacturer all quantities of components, materials, APIs and work-in-progress in the Manufacturer’s, its Affiliates’ and third party manufacturers’ possession that is not reasonably allocable to or usable for other activities being carried out by the Manufacturer or its Affiliates, which amount shall be payable no later than [***] after receipt thereof by Buyer. In the event the Supply Agreement is terminated pursuant to Section 7.2(c), the provisions of this Section 7.3(a) will apply only with respect to the Supply Products for which the Supply Agreement has been terminated.

(b) If the termination is by the Manufacturer due to a default by Buyer in the payment of any amount owed hereunder to the Manufacturer when due, then all of the liabilities and obligations of Buyer to the Manufacturer, whether then due or not, will become immediately due and payable, and Manufacturer will be entitled to cancel any Firm Order then outstanding and will not be obligated to supply any Supply Products ordered by Buyer pursuant to such Firm Order.

(c) Subject to Sections 7.3(a) and 7.3(b) hereof, termination or expiration of this Supply Agreement for any reason will not relieve the Parties of any obligation accruing prior to such termination or expiration (including in respect of any Firm Orders). The rights and obligations of the Parties under Sections 2.4(d), 5.4, 5.5, 5.7, 7.3, Article IX, Article X, Article XI and Article XII will survive the expiration or termination of this Supply Agreement.

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(d) It is understood and agreed that Buyer will be responsible for all Manufacturing of the Supply Products after the earlier of the termination (in accordance with the terms hereof) or expiration of this Supply Agreement. In addition, it is understood and agreed that Buyer will be responsible, at its sole cost and expense, for any bioequivalence studies for the Supply Products to be Manufactured by Buyer, and validation and qualification, including without limitation, analytic method testing, of any Manufacturing facility to be used by Buyer, except as otherwise required pursuant to the terms of the Asset Purchase Agreement.

ARTICLE VIII

FORCE MAJEURE

Section 8.1 Force Majeure. Neither Party will be deemed to have defaulted under or breached this Supply Agreement for failure or delay in fulfilling or performing any term or provision of this Supply Agreement (other than the payment of money) when such failure or delay will be caused (directly or indirectly) by a circumstance beyond the reasonable control of the affected Party, including, without limitation, fire; flood; accident; explosion; terrorism; sabotage; strike, or any labor disturbance (regardless of the reasonableness of the demands of labor); civil commotions; riots; invasions; wars (present or future); acts, restraints, requisitions, regulations, or directions of any Governmental Entity, except where such acts, restraints, requisitions, regulations or directions are the result of a Party’s negligence or willful actions; voluntary or mandatory compliance by the Manufacturer with any request for material represented to be for purposes of (directly or indirectly) producing articles for national defense or national defense facilities; shortage of labor, fuel, power, or raw materials; inability to obtain supplies; failures of normal sources of supplies; inability to obtain or delays of transportation facilities; any act of God; any act of the other Party or any other similar or dissimilar cause beyond the reasonable control of such Party (each a “Force Majeure”). Any Party asserting its inability to perform any obligation hereunder for any such contingency shall promptly notify the other Party of the existence of any such contingency and shall use commercially reasonable efforts to mitigate such contingency and re-commence its performance of such obligation as soon as commercially practicable. Subject to this Section 8.1, if the Manufacturer is unable to supply Buyer with its requirements of Supply Products by reason of Force Majeure, Force Majeure shall excuse the Manufacturer’s performance until the Force Majeure has ceased and for a reasonable period of time thereafter, to allow the Manufacturer to restore itself to the position it was in with respect to the Supply Products immediately prior to the Force Majeure. Within [***] of notification by the Manufacturer that it is able to resume the necessary supply of the Supply Products to Buyer, Buyer shall resume obtaining Supply Products from the Manufacturer pursuant to the terms of this Agreement; however, in respect of any Firm Orders for the Supply Products the delivery of which was during such Force Majeure period, the Parties shall discuss in good faith the requirements of Buyer and delivery of such Supply Products. Neither Party shall suffer penalty or incur any liability for its inability to perform hereunder by reason of Force Majeure. If a Party fails to perform any of its obligations under this Agreement by reason of Force Majeure and such non-performance continues for a period of [***] from the first occurrence of the event of Force Majeure, the other Party may terminate this

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Agreement with respect to any Supply Product that is directly related to, or the subject of, such Force Majeure event by providing written notice to that effect to the non-performing Party. In the event of such termination, both Parties’ respective rights and obligations under this Agreement shall terminate with respect to such Supply Product except for any amounts previously due and owing by one Party to the other and except for any other obligations which this Agreement expressly provides shall survive termination.

ARTICLE IX

CONFIDENTIALITY

Section 9.1 Non-disclosure and Non-use Obligation. Each Party or its Affiliates or contractors may, from time to time, prior to or after the date hereof, disclose to the other Party information of a technical or non-technical nature that is not generally known to the trade or public. Each Party agrees that it will not, and will cause its Affiliates, and will use commercially reasonable efforts to cause its contractors, not to, use for any purpose other than as necessary to perform its obligations under this Supply Agreement, and will not disclose to anyone in any manner whatsoever, any such information including, without limitation, information relating in any way to the products, processes, and services of each Party or its Affiliates or contractors, which becomes known to the other Party on or prior to the date of the termination or expiration of this Supply Agreement. The obligations of this Section 9.1 will not apply to information (i) that is known to a Party as shown by written records prior to its disclosure by the other Party or its contractors; (ii) that becomes public information or is generally available to the public other than by an unauthorized act or omission of the other Party; or (iii) that is received by a Party from third parties who are in rightful possession of such information and who are lawfully entitled to disclose such information and did not receive such information from the other Party. From and after the Closing Date, the Transferred Assets and all confidential information relating solely and exclusively to the Transferred Assets or the manufacture thereof shall be considered the confidential information of Buyer under this Section 9.1 and the obligations of this Section 9.1 in respect thereof will apply to the Manufacturer and will not apply to Buyer. It being understood, for the avoidance of doubt, that, without limitation, to the extent any confidential information related to the Transferred Assets or the manufacture thereof is used by the Manufacturer in the retained business thereof, such confidential information shall constitute the confidential information of both Parties. Upon the termination or expiration of this Supply Agreement, each Party will return or destroy (with written confirmation thereof) to the other Party all documents that include confidential information of each Party or its contractors (other than, in the case of Buyer, upon termination of this Supply Agreement after the Closing Date or expiration of this Supply Agreement, the Transferred Assets), including all copies of such documents or extracts therefrom, if any, and will make no further use of such information.

ARTICLE X

INDEMNIFICATION

Section 10.1 By the Manufacturer. From and after the Closing Date, the Manufacturer will indemnify, defend and hold harmless, and pay and reimburse, Buyer and its Affiliates and their respective officers, directors, employees, agents, advisors and shareholders from and

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against any and all Losses resulting from any claim by a third party to the extent and only to the extent attributable to the Manufacturer’s or its Affiliates’ or its contractors’ gross negligence, willful misconduct or breach of any of its representations and warranties, covenants, agreements or obligations contained in this Supply Agreement.

Section 10.2 By Buyer. From and after the Closing Date, Buyer will indemnify, defend and hold harmless, and pay and reimburse, the Manufacturer and its Affiliates and their respective officers, directors, employees, agents, advisors and shareholders from and against any and all Losses resulting from any claim by a third party (a) to the extent and only to the extent attributable to Buyer’s gross negligence, willful misconduct or breach of any of its representations and warranties, covenants, agreements or obligations contained in this Supply Agreement; or (b) regarding any Supply Product sold by Buyer or its Affiliates from and after the Closing Date, including but not limited to (i) any claim for patent infringement, personal injury, death or property damage or (ii) the use of the Supply Products by any person; provided, however, that Buyer shall not be liable for any Losses to the extent arising from the Manufacturer’s or its Affiliates’ or contractors’ negligence or breach of its representations and warranties, covenants, agreements or obligations contained herein.

Section 10.3 Procedures. In the event of any claims for indemnification made by one Party against the other Party under this Article X, the procedure to be used for the administration and resolution of such claims will be as set forth in Section 12.5 of the Asset Purchase Agreement.

Section 10.4 Insurance. At all times from the Closing Date through that date which is three (3) years after the termination or expiration of this Supply Agreement, each of Buyer and the Manufacturer will maintain product liability insurance (or self insurance), which is reasonable and customary in the USA pharmaceutical industry for companies of comparable size, provided that in no event shall the product liability insurance amounts be less than $25,000,000 per occurrence and $25,000,000 in the aggregate limit of liability per year. Each of Buyer and the Manufacturer shall provide written proof of such insurance to the other Party upon request.

Section 10.5 Limitations.

(a) In no event shall either Party be liable by reason of any breach of any representation, warranty, condition or other term of this Agreement or any duty of common law, for any consequential, special, indirect or incidental or punitive loss or damage (whether for loss of current or future profits, loss of enterprise value or otherwise) and each Party agrees that it shall not make any such claim; provided, however, that the foregoing does not limit any of the obligations or liability of (i) either Party or its Affiliates under Sections 10.1 and 10.2 with respect to claims of unrelated third parties or liability arising from [***] of a Party or its Affiliates or contractors or (ii) the Manufacturer for a Supply Failure arising from [***] by Manufacturer or its Affiliates.

(b) Notwithstanding any other provision of this Agreement, in the event that Buyer asserts or claims that the Manufacturer has breached any of its obligations hereunder or that the Manufacturer is liable pursuant to Section 10.1, the Manufacturer’s maximum liability [***].

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ARTICLE XI

INTELLECTUAL PROPERTY RIGHTS

Section 11.1 License. Buyer hereby grants to the Manufacturer for the Term of this Supply Agreement, a royalty-free, non-exclusive, non-transferable right and license under the Transferred Assets, as applicable in the Territory, to manufacture and supply the Supply Products for Buyer in accordance with the terms hereof. This license is sublicenseable by the Manufacturer to contractors which the Manufacturer may cause to manufacture and supply the Supply Products

To the extent that any of the Supply Products are marketed under a trademark or housemark of Buyer (“Buyer Trademark”), Buyer hereby grants to the Manufacturer a revocable, non-assignable and non-exclusive license to apply and affix Buyer Trademark on or in relation to the Supply Products Manufactured for Buyer hereunder; provided, however that nothing herein contained shall give or be deemed to give or shall be intended to give the Manufacturer any right, title, interest or claim in or to Buyer Trademark.

ARTICLE XII

MISCELLANEOUS

Section 12.1 Assignment. Neither Party may assign its rights or obligations under this Supply Agreement without the prior written consent of the other Party and the FTC Staff or the FTC Interim Monitor; provided, however, that after the Closing Date either Party may assign its rights and obligations under this Supply Agreement, without the prior written consent of the other Party, to an Affiliate or to a successor of the assigning Party by reason of merger, sale of all or substantially all of its assets or the portion of its business which relates to a Supply Product or any number of the Supply Products, or any similar transaction. Any permitted assignee or successor-in-interest will assume all obligations of its assignor under this Supply Agreement. No assignment will relieve either Party of its responsibility for the performance of any obligation. This Supply Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. Notwithstanding anything to the contrary contained herein, for the avoidance of doubt, the Manufacturer shall be permitted to delegate and assign any portion of its obligations hereunder to any of its Affiliates without the prior written consent of Buyer; provided that such delegation and assignment will not relieve the Manufacturer of its responsibility for the performance of any such obligation.

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Section 12.2 Severability. If any provision of this Supply Agreement is held to be illegal, invalid or unenforceable by any Law or public policy, the remaining provisions of this Supply Agreement will nevertheless remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either Party. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties will negotiate reasonably and in good faith to modify this Supply Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible, subject to the approval of the FTC Staff or the FTC Interim Monitor.

Section 12.3 Notices. All notices and other communications required or permitted to be given or made pursuant to this Agreement shall be in writing signed by the sender and shall be deemed duly given (a) on the date delivered, if personally delivered, (b) on the date sent by telecopier with automatic confirmation by the transmitting machine showing the proper number of pages were transmitted without error, (c) on the Business Day after being sent by Federal Express or another recognized overnight mail service which utilizes a written form of receipt for next day or next Business Day delivery or (d) two (2) Business Days after mailing, if mailed by United States postage-prepaid certified or registered mail, return receipt requested, in each case addressed to the applicable Party at the address set forth below; provided that a Party may change its address for receiving notice by the proper giving of notice hereunder:

(a)	if to Buyer, to:

Dr. Reddy’s Laboratories S.A.

Elisabethenanlage 11

4051 Basel, Switzerland

Attn: [***]

Facsimile No.: [***]

With a copy (which shall not constitute notice) to:

Linklaters LLP

1345 Avenue of the Americas

New York, NY 10105

Attn: Peter Cohen-Millstein

Facsimile No.: (212) 903-9100

(b)	if to the Manufacturer, to:

Teva Pharmaceutical Industries Ltd.

5 Basel Street

P.O.B. 3190

Petach Tikvah, Israel

Attention: [***]

Email: [***]

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and

Teva Pharmaceuticals USA, Inc.

425 Privet Road

PO Box 1005

Horsham, PA 19044 U.S.A.

Attention: General Counsel

Fax: [***]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attn: Daniel E. Wolf

Facsimile No.: (212) 446-6460

and

Kirkland & Ellis LLP

655 Fifteenth Street, N.W.

Washington, D.C. 20005

Attn: Mark Kovner

Facsimile No.: (202) 654-9402

It is understood and agreed that this Section 12.3 is not intended to govern the ordinary course business communications necessary between the Parties in performing their duties, in due course, under the terms of this Supply Agreement, including the placement of orders and the delivery of Forecasts.

Section 12.4 Applicable Law. This Supply Agreement and any and all matters arising directly or indirectly herefrom shall be governed by and construed and enforced in accordance with the laws of the State of New York, U.S.A. applicable to agreements made and to be performed entirely in such state.

Section 12.5 Jurisdiction, Venue, Service of Process, WAIVER OF JURY TRIAL.

(a) Buyer and the Manufacturer agree to irrevocably submit to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, U.S.A., for the purposes of any suit, action or other proceeding arising out of this Supply Agreement or any transaction contemplated hereby. Each Party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York, U.S.A. or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each Party further agrees that service of any process, summons, notice or document by U.S. registered mail or recognized

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international courier service to such Party’s respective address set forth in Section 12.3 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Supply Agreement. Each Party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Supply Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, U.S.A.

(b) BUYER AND THE MANUFACTURER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 12.6 Entire Agreement. This Supply Agreement and the attached Schedules, which are incorporated herein, along with the Asset Purchase Agreement and the Schedules and Exhibits thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and all prior agreements with respect hereto are superseded. Each Party confirms that no representations, warranties, covenants or understandings of any kind, nature or description whatsoever are being made or relied upon by any Party, except such as are as specifically set forth herein or in the Asset Purchase Agreement. No amendment or modifications hereof will be binding upon the Parties unless set forth in a writing specified to be an explicit amendment to this Supply Agreement duly executed by authorized representatives of each of the Parties, and subject to the approval of the FTC Staff or the FTC Interim Monitor. The Parties recognize that, during the Term of this Supply Agreement, a purchase order, acknowledgement form or similar routine document (collectively, “Forms”) may be used to implement or administer provisions of this Supply Agreement. Therefore, the Parties agree that the terms of this Supply Agreement, as it may be amended, will prevail in the event of any conflict between this Supply Agreement and the printed provision of such Forms, or typed provisions of Forms that add to, vary, modify or are in conflict with the provisions of this Supply Agreement with respect to the Supply Products sold during the Term of this Supply Agreement.

Section 12.7 Headings. The headings used in this Supply Agreement are intended for convenience only and will not be considered part of the written understanding among the Parties and will not affect the construction of this Supply Agreement.

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Section 12.8 Independent Contractors. The relationship between the Manufacturer, on the one hand, and Buyer, on the other hand, is solely that of buyer and seller. It is expressly agreed that the Manufacturer, on the one hand, and Buyer, on the other hand, will be independent contractors and that neither the relationship among the Parties nor this Supply Agreement will be construed as creating a partnership, joint venture or agency. Neither the Manufacturer, on the one hand, nor Buyer, on the other hand, will have the authority to make any statements, representations or commitments of any kind, or to take any action or to incur any liability or obligation which will be binding on the other, without the prior consent of the other Party to do so. All persons employed by a Party will be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party.

Section 12.9 Allergan. Notwithstanding anything to the contrary contained herein, Buyer, on behalf of itself and its Affiliates, acknowledges that neither Allergan nor any of its Affiliates from time to time shall have any liability under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby, including, but not limited to, any dispute related to, or arising from, the Supply Products.

Section 12.10 Waiver. The waiver by either Party of any right hereunder or the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other or subsequent breach or failure by said other Party whether of a similar nature or otherwise.

Section 12.11 Counterparts. This Supply Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute one and the same instrument and will be become effective when one or more counterparts have been signed by each of the Parties hereto and delivered to the other Parties hereto, in person or by facsimile or electronic image scan, receipt acknowledged in each case, it being understood that not all Parties hereto need sign the same counterpart.

Section 12.12 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Supply Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and nothing herein, express or implied, is intended to or will confer upon any person or entity any legal or equitable rights, benefits or remedies, other than to the extent set forth in Sections 10.1 and 10.2.

[signature page follows]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

IN WITNESS WHEREOF, the Parties hereto have caused this Supply Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

TEVA PHARAMACEUTICAL INDUSTRIES LTD.

By:	/s/ Dror Bashan
Name:	Dror Bashan
Title:	SVP, Head of M&A
Global BD Teva Pharmaceuticals Industries 6.6.16

By:	/s/ Eyal Desheh
Name:	Eyal Desheh
Title:	Executive Vice President Chief Financial Officer

[Signature page to the Supply Agreement]

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE RULES APPLICABLE TO SUCH CONFIDENTIAL TREATMENT REQUEST.

IN WITNESS WHEREOF, the Parties hereto have caused this Supply Agreement to be signed by their respective representatives thereunto duly authorized, all as of the date first written above.

DR. REDDY’S LABORATORIES S.A.

By:	/s/ Sameer Natu
Name:	Sameer Natu
Title:	Senior Director

By:	/s/ Rujul A. Pandya
Name:	Rujul Pandya
Title:	Director

[Signature page to the Supply Agreement]